ION MEDIA NETWORKS, INC.
11% Series A Mandatorily Convertible Senior Subordinated Notes due 2013

INDENTURE

Dated as of June __, 2007

The Bank of New York Trust Company, N.A., as Trustee

     i

CROSS REFERENCE TABLE*

TIA		INDENTURE
SECTION		SECTION
Section	310	13.01
	310(a)(1)	8.10
	(a)(2)	8.10
	(a) (3)	N.A.**
	(a) (4)	N.A.
	(a) (5)	8.10
	(b)	8.08, 8.10
	(c)	N.A.
Section	311	13.01
	311 (a)	8.11
	(b)	8.11
	(c)	N.A.
Section	312	13.01
	312(a)	2.05
	(b)	13.03
	(c)	13.03
Section	313	13.01
	313(a)	8.06(a)
	(b)(1)	N.A.
	(b)(2)	8.06(a)
	(c)	8.06(a)
	(d)	8.06(b)
Section	314	13.01
	314(a)	5.02(a); 5.03
	(b)	N.A.
	(c)(1)	2.02; 9.01; 13.04
	(c)(2)	9.01; 13.04
	(c)(3)	N.A.
	(d)	N.A.
	(e)	13.04
	(f)	N.A.
Section	315	13.01
	315(a)	8.01(b)
	(b)	8.05
	(c)	8.01(a)
	(d)(1)	8.01(c)
	(d)(2)	8.01(c)
	(d)(3)	8.01(c)
	(e)	7.11
Section	316	13.01
	316 (a)	7.05; 10.02(b)
	(b)	7.07
	(c)	13.05(a)
     v

TIA		INDENTURE
SECTION		SECTION
Section	317	13.01
	317(a)(1)	7.08
	317(a)(2)	7.09
	317(b)	2.04
Section	318(a)	13.01

*	This Cross-Reference Table shall not, for any purpose, be deemed a part of this Indenture.

**	N.A. means Not Applicable.

     THIS INDENTURE dated as of June ___, 2007 is between ION Media Networks, Inc., a corporation duly organized under the laws of the State of Delaware (the “Company”), and The Bank of New York Trust Company, N.A., a national banking association, as Trustee (the “Trustee”).
     In consideration of the purchase of the Securities (as defined herein) by the Holders thereof, both parties agree as follows for the benefit of the other and for the equal and ratable benefit of the Holders of the Securities.
ARTICLE 1
DEFINITIONS AND INCORPORATION BY REFERENCE
     Section 1.01. Definitions.
     “Acquired Debt” means Debt of a Person (including any Subsidiary) assumed in connection with the acquisition of assets from such Person.
     “Affiliate” means, with respect to any specified person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, “control” when used with respect to any person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
     “Agent” means any Registrar, Paying Agent or Conversion Agent.
     “Applicable Conversion Period” means, with respect to a conversion of Securities, the 10 consecutive Trading Day period commencing on the third Trading Day following the date the Securities are tendered for conversion.
     “Applicable Conversion Rate” means, as of any Trading Day, the Conversion Rate in effect on such date after giving effect to any change in the Conversion Price and any adjustment provided for under Section 4.06.
     “Applicable Procedures” means, with respect to any transfer or exchange of beneficial ownership interests in a Global Security, the rules and procedures of the Depositary, to the extent applicable to such transfer or exchange.
     “Attributable Debt” in respect of a Sale and Leaseback Transaction means, at any date of determination,
     (a) if such Sale and Leaseback Transaction is a Capital Lease Obligation, the amount of Debt represented thereby according to the definition of “Capital Lease Obligations”; and
     (b) in all other instances, the present value (discounted at the interest rate borne by the Securities at such time, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended).
     “Average Life” means, as of any date of determination, with respect to any Debt or Preferred Stock, the quotient obtained by dividing
     (a) the sum of the product of the numbers of years (rounded to the nearest one-twelfth of one year) from the date of determination to the dates of each successive scheduled principal payment of such Debt or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by
     (b) the sum of all such payments.
     “Beneficial Ownership” means the definition such term is given in accordance with Rule 13d-3 promulgated by the SEC under the Exchange Act.
     “Board of Directors” means either the board of directors of the Company or any committee of the Board of Directors authorized to act for it with respect to this Indenture.
     “Business Day” means any day, other than a Saturday, Sunday or any other day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.
     “Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person.
     “Capital Lease Obligations” means any obligation under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP; and the amount of Debt represented by such obligation shall be the capitalized amount of such obligations determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.
     “Cash” or “cash” means such coin or currency of the United States as at any time of payment is legal tender for the payment of public and private debts.
     “Certificated Security” means a Security that is in substantially the form attached as Exhibit A but that does not include the information or the schedule called for by footnote 1 thereof.
     “CIG” means CIG Media LLC, a Delaware limited liability company.
     “Class A Common Stock” means the Class A Common Stock, par value $.001 per share, of the Company.
     “Class D Common Stock” means the Class D Non-Voting Common Stock, par value $0.001 per share, of the Company.

     “Closing Sale Price” on any date means, with respect to the Class D Common Stock, the last sale price for the Class D Common Stock, regular way, or, in case no such sale takes place on such date, the average of the closing bid and asked prices, regular way, for the Class D Common Stock in either case as reported in the principal consolidated transaction reporting system with respect to the principal national securities exchange on which the Class D Common Stock is listed or admitted to trading or, if the Class D Common Stock is not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the principal automated quotation system that may then be in use or, if the Class D Common Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Class D Common Stock selected by the Board of Directors or, in the event that no trading price is available for the Class D Common Stock, the fair market value of the Class D Common Stock, as determined in good faith by the Board of Directors.
     “Common Stock” of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of, such Person’s common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.
     “Consolidated EBITDA” means, for any Person, for any period, an amount equal to (a) the sum of Consolidated Net Income for such period, plus, to the extent deducted from the revenues of such Person in determining Consolidated Net Income, (i) the provision for taxes for such period based on income or profits and any provision for taxes utilized in computing a loss in Consolidated Net Income above, plus (ii) Consolidated Interest Expense, net of interest income earned on cash or cash equivalents for such period (including, for this purpose, dividends on preferred stock only to the extent that such dividends were deducted in determining Consolidated Net Income), plus (iii) depreciation for such period on a consolidated basis, plus (iv) amortization of intangibles and broadcast program licenses for such period on a consolidated basis, minus (b) scheduled payments relating to broadcast program license liabilities, except that with respect to the Company each of the foregoing items shall be determined on a consolidated basis with respect to the Company and its Subsidiaries only; provided, however, that, for purposes of calculating Consolidated EBITDA during any fiscal quarter, cash income from a particular Investment of such Person shall be included only if cash income has been received by such Person as a result of the operation of the business in which such Investment has been made in the ordinary course without giving effect to any extraordinary, unusual and non-recurring gains.
     “Consolidated Interest Expense” means, with respect to any Person, for any period, the aggregate amount of interest which, in conformity with GAAP, would be set forth opposite the caption “interest expense” or any like caption on an income statement for such Person and its Subsidiaries on a consolidated basis, including, but not limited to, imputed interest included in Capitalized Lease Obligations, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing, the net costs associated with hedging obligations, amortization of other financing fees and expenses, the interest portion of any deferred payment obligation, amortization of discount or premium, if any, and all other non-cash interest expense (other than interest amortized to cost of sales) plus, without duplication, all net capitalized interest for such period and all interest incurred or paid under any guarantee of indebtedness (including a guarantee of principal, interest or any combination thereof) of any Person, and all time brokerage fees relating to financing of television stations which the Company has an agreement or option to acquire.
     “Consolidated Net Income” means, with respect to any Person, for any period, the aggregate of the net income (or loss) of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, however, that (a) the net income of any Person (the “other Person”) in which the Person in question or any of its Subsidiaries has less than a 100% interest (which interest does not cause the net income of such other Person to be consolidated into the net income of the Person in question in accordance with GAAP) shall be included only to the extent of the amount of dividends or distributions paid to the Person in question or to the Subsidiary, (b) the net income of any Subsidiary of the Person in question that is subject to any restriction or limitation on the payment of dividends or the making of other distributions shall be excluded to the extent of such restriction or limitation, (c) (i) the net income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition and (ii) any net gain (but not loss) resulting from an asset sale by the Person in question or any of its Subsidiaries other than in the ordinary course of business shall be excluded, (d) extraordinary, unusual and non-recurring gains and losses shall be excluded, (e) losses associated with discontinued and terminated operations in an amount not to exceed $1,000,000 per annum shall be excluded and (f) all non-cash items (including, without limitation, cumulative effects of changes in GAAP and equity entitlements granted to employees of the Company and its Subsidiaries) increasing and decreasing Consolidated Net Income and not otherwise included in the definition of Consolidated EBITDA shall be excluded.
     “Conversion Date” means, with respect to a Security, the date on which the Holder of the Security has complied with Section 4.02.
     “Conversion Price” per Conversion Share as of any day means the sum of (x) the result obtained by dividing (i) $1,000 by (ii) the Applicable Conversion Rate, rounded to the nearest cent, which price shall be initially $0.90 per share of Conversion Shares, plus (y) an amount equal to 11% of the quotient yielded in clause (x) above from the Initial Issue Date to and including the date of calculation, calculated on a non-compound basis per annum on the basis of a 360-day year consisting of twelve 30-day months with periods less than 30 days being calculated on the basis of the actual days elapsed.
     “Conversion Rate” means the rate at which the Conversion Shares shall be delivered upon conversion, which rate shall be initially 1111.1111 shares of Conversion Shares for each $1,000 principal amount of Securities, as adjusted from time to time pursuant to the provisions of this Indenture.
     “Conversion Record Date” has the meaning provided in Section 4.01(b) hereof.
     “Conversion Shares” means, with respect to the Securities, a number of shares of Class D Common Stock into which the Securities are from time to time convertible.

     “Corporate Trust Office” means the office of the Trustee at which at any particular time the trust created by this Indenture shall be administered, which initially will be the office of The Bank of New York Trust Company, N.A. located at 10161 Centurion Parkway, 2nd Floor Jacksonville, FL 32256, attention: Corporate Trust Administration.
     “Currency Exchange Protection Agreement” means, in respect of a Person, any foreign exchange contract, currency swap agreement, currency option or other similar agreement or arrangement designed to protect such Person against fluctuations in currency exchange rates.
     “Debt” means, with respect to any Person on any date of determination (without duplication):
     (a) the principal of and premium (if any) in respect of
     (1) debt of such Person for money borrowed and
     (2) debt evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is liable;
     (b) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale and Leaseback Transactions entered into by such Person;
     (c) all obligations of such Person representing the deferred and unpaid purchase price of Property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business, including any obligations in respect of Film Contracts);
     (d) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (a) through (c) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);
     (e) the amount of all obligations of such Person with respect to the Repayment of any Disqualified Capital Stock or, with respect to any Subsidiary of such Person, any Preferred Stock (but excluding, in each case, any accrued dividends);
     (f) all obligations of the type referred to in clauses (a) through (e) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any guarantee;
     (g) all obligations of the type referred to in clauses (a) through (f) of other Persons secured by any Lien on any Property of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such Property and the amount of the obligation so secured; and

     (h) to the extent not otherwise included in this definition, Hedging Obligations of such Person.
     The amount of Debt of any Person at any date shall be the outstanding principal balance, or the accreted value of such Debt in the case of Debt issued with original issue discount, at such date of all unconditional obligations as described above and the maximum liability upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date. Debt shall not include contingent obligations arising out of customary indemnification agreements or purchase price adjustments with respect to the sale of assets or securities. The amount of Debt represented by a Hedging Obligation shall be equal to:
     “Default” means, when used with respect to the Securities, any event that is or, after notice or passage of time, or both, would be, an Event of Default.
     “Designated Senior Debt” means:
(a)	any Senior Debt which, at the time of determination, has an aggregate principal amount of at least $25,000,000 or accreted value in the case of Debt issued at a discount) and is specifically designated in the instrument evidencing such Senior Debt as “Designated Senior Debt”; and

(b)	the Existing Senior Debt.
     “Disqualified Capital Stock” means, with respect to any Person, any Capital Stock that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, in either case at the option of the holder thereof) or otherwise
     (a) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise,
     (b) is or may become redeemable or repurchaseable at the option of the holder thereof, in whole or in part, or
     (c) is convertible or exchangeable at the option of the holder thereof for Debt or Disqualified Capital Stock, on or prior to, in the case of clause (a), (b) or (c), the 91st day after the Final Maturity Date of the Securities.
     “Designated Investment Bank” means an investment bank selected by the Purchasing Party from a list of three internationally recognized investment banks provided to the Purchasing Party by the Company pursuant to Section 2.07 of the Master Transaction Agreement.
     “Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

     “Ex-dividend Date” means the first date upon which a sale of shares of the Company’s Common Stock does not automatically transfer the right to receive the relevant distribution from the seller of the Common Stock to its buyer.
     “Existing Senior Debt” means, collectively, the Company’s (i) $325,000,000 aggregate principal amount of First Priority Term Loan due 2012, (ii) $400,000,000 aggregate principal amount of Floating Rate First Priority Senior Secured Notes due 2012 and (iii) $405,000,000 aggregate principal amount of Floating Rate Second Priority Senior Secured Notes due 2013.
     “Extraordinary Cash Dividend” means cash dividends with respect to the Company’s Common Stock the aggregate amount of which in any fiscal year exceeds 10% of Consolidated EBITDA of the Company and its subsidiaries for the fiscal year immediately preceding the payment of such dividend.
     “Fair Market Value” means, with respect to any Property, the sale price for such Property that could be negotiated in an arm’s-length transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction.
     “Final Maturity Date” means July 31, 2013.
     “GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time, including those set forth in (1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (2) the statements and pronouncements of the Public Company Accounting Oversight Board and the Financial Accounting Standards Board, (3) such other statements by such other entity as approved by a significant segment of the accounting profession and (4) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in registration statements filed under the Securities Act and periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.
     “Global Security” means a Security in global form that is in substantially the form attached as Exhibit A and that includes the information and schedule called for in footnote 1 thereof and which is deposited with the Depositary or its custodian and registered in the name of the Depositary or its nominee.
     “Holder” or “Holder of a Security” means the person in whose name a Security is registered on the Registrar’s books.
     “Hedging Obligations” of any Person means any obligation of such Person pursuant to any Interest Rate Agreement, Currency Exchange Protection Agreement or any other similar agreement or arrangement.
     “Indenture” means this Indenture as amended or supplemented from time to time pursuant to the terms of this Indenture, including the provisions of the TIA that are automatically deemed to be a part of this Indenture by operation of the TIA.

     “Initial Issue Date” means the date on which the Initial Securities are issued.
     “Interest Payment Date” means January 31, April 30, July 31 and October 31 of each year.
     “Interest Rate Agreement” means, for any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement designed to protect against fluctuations in interest rates.
     “Issue Date” of any Security means the date on which the Security was originally issued or deemed issued as set forth on the face of the Security.
     “Mandatory Conversion” shall have the meaning ascribed to it in Section 4.01(b)(i) hereof.
     “Mandatory Conversion Event” means the later to occur of (a) the first anniversary of the Initial Issue Date or (b) the earlier to occur of: (i) the date on which the last sale price for the Class A Common Stock or Class D Common Stock, regular way, or, in case no such sale takes place on such date, the average of the closing bid and asked prices, regular way, for the Class A Common Stock or Class D Common Stock, in either case as reported in the principal consolidated transaction reporting system with respect to the principal national securities exchange on which the Class A Common Stock or Class D Common Stock is listed or admitted to trading, or, if the Class A Common Stock or Class D Common Stock are not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the principal automated quotation system that may then be in use, for the Class A Common Stock or Class D Common Stock for fifteen (15) consecutive trading days is equal to or greater than the product of (x) the Conversion Price as then in effect and (y) the Mandatory Conversion Factor; (ii) the issuance by the Company of Common Stock for aggregate gross proceeds (before deduction of underwriting commissions and other expenses of sale) of not less than $75,000,000 at an issue price per share not less than the product of (x) the Conversion Price as then in effect and (y) the Mandatory Conversion Factor, provided that if such issuance is made to a Purchasing Party, the Designated Investment Bank shall have provided an opinion in customary form to the Company to the effect that the issue price per share of the Company’s Common Stock is equal to or greater than the fair market value of a share of its Common Stock.
     “Mandatory Conversion Factor” shall be (i) in the event the Mandatory Conversion Event occurs after the first anniversary but prior to the second anniversary of the Initial Issue Date, 102%, (ii) in the event the Mandatory Conversion of the Securities occurs on or after the second anniversary but prior to the third anniversary of the Initial Issue Date, 101%, or (iii) in the event the Mandatory Conversion of the Securities occurs on or after the third anniversary of the Initial Issue Date, 100%.
     “Mandatory Conversion Notice” shall have the meaning ascribed to it in Section 4.01(b)(ii) hereof.

     “Master Transaction Agreement” means that certain Master Transaction Agreement dated as of May 3, 2007, by and among the Company, the NBCU Entities and CIG, as it may be amended from time to time.
     “NBCU Entities” means NBC Universal, Inc., a Delaware corporation, NBC Palm Beach Investment I, Inc., a California corporation, NBC Palm Beach Investment II, Inc., a California corporation.
     “Non-Payment Event of Default” means any default (other than a Payment Default) the occurrence of which entitles one or more Persons to accelerate the maturity of any Designated Senior Debt.
     “Officer” means the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Operating Officer, the Chief Financial Officer, the Chief Accounting Officer, the Controller, the Treasurer, an Assistant Treasurer, the Secretary or any Assistant Secretary of the Company.
     “Officers’ Certificate” means a certificate signed by the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Operating Officer, the Chief Financial Officer or the Chief Accounting Officer of the Company and by the Controller, the Treasurer, an Assistant Treasurer, the Secretary or any Assistant Secretary of the Company, and delivered to the Trustee.
     “Opinion of Counsel” means a written opinion from legal counsel. The counsel may be an employee of or counsel to the Company.
     “Outstanding” means Securities outstanding in accordance with Section 2.08.
     “Payment Default” means any default, whether or not any requirement for the giving of notice, the lapse of time or both, or any other condition to such default becoming an event of default has occurred, in the payment of principal of (or premium, if any) or interest on or any other amount payable in connection with Designated Senior Debt.
     “Permitted Junior Securities” means:
(a)	Equity Interests in the Company; or

(b)	Unsecured debt securities that are subordinated to all Senior Debt (and any debt securities issued in exchange for Senior Debt) to substantially the same extent as, or to a greater extent than, the Securities are subordinated to the Senior Debt;
provided that the term “Permitted Junior Securities” shall not include any securities distributed pursuant to a plan of reorganization if the Senior Debt is treated as part of the same class as the Securities for purposes of such plan of reorganization; provided further that to the extent that any Senior Debt of the Company outstanding on the date of consummation of such plan of reorganization is not paid in full in cash on such date, the holders of any such Senior Debt not so paid in full cash shall have consented to the terms of such plan of reorganization.

     “Permitted Debt” means each of the following:
(a)	Debt of the Company evidenced by the Securities;

(b)	Existing Senior Debt;

(c)	Debt in respect of Capital Lease Obligations and Purchase Money Debt, provided that:
     (1) the aggregate principal amount of such Debt does not exceed the Fair Market Value (on the date of the incurrence thereof) of the Property acquired, constructed or leased; and
     (2) the aggregate principal amount of all Debt incurred and then outstanding pursuant to this clause (b) (together with all Refinancing Debt incurred and then outstanding in respect of Debt previously incurred pursuant to this clause (c)) does not exceed 5% of the Company’s consolidated total assets at the date of incurrence of Permitted Debt pursuant to this clause (c);
     (d) Debt of the Company owing to and held by any Wholly Owned Subsidiary and Debt of a Subsidiary owing to and held by the Company or any Wholly Owned Subsidiary; provided that any subsequent issue or transfer of Capital Stock or other event that results in any such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary or any subsequent transfer of any such Debt (except to the Company or a Wholly Owned Subsidiary) shall be deemed, in each case, to constitute the incurrence of such Debt by the issuer thereof;
     (e) Debt under Interest Rate Agreements entered into by the Company or a Subsidiary for the purpose of limiting interest rate risk in the ordinary course of the financial management of the Company or such Subsidiary and not for speculative purposes; provided that the obligations under such agreements are directly related to payment obligations on Debt otherwise permitted by Section 5.10;
     (f) Debt under Currency Exchange Protection Agreements entered into by the Company or a Subsidiary for the purpose of limiting currency exchange rate risks directly related to transactions entered into by the Company or such Subsidiary in the ordinary course of business and not for speculative purposes;
     (g) Debt in connection with one or more standby letters of credit or performance bonds issued by the Company or a Subsidiary in the ordinary course of business or pursuant to self-insurance obligations and not in connection with the borrowing of money or the obtaining of advances or credit;
     (h) Attributable Debt with respect to Sale and Leaseback Transactions; provided that the aggregate principal amount outstanding at any one time (together with all Refinancing Debt incurred and then outstanding in respect of Debt previously incurred pursuant to this clause (h)) does not exceed $50,000,000;
     (i) Debt outstanding on the Initial Issue Date not otherwise described in clauses (a) through (i) above;

     (j) Refinancing Debt incurred in respect of Debt incurred pursuant to clause (1) of Section 5.10(a) or clause (a), (b), (c), (h), (i), (j), (l) or (m) of this definition; provided that Refinancing Debt cannot be used to refinance Disqualified Capital Stock pursuant to this clause (j) unless such Refinancing Debt consists solely of Disqualified Capital Stock that has a redemption date and requires the payment of current dividends in cash no earlier than, and does not provide the holder thereof remedies that are in the aggregate materially less favorable to the Company than, the Disqualified Capital Stock being refinanced;
     (k) Debt of the Company or any Subsidiary under any Receivables Facility not to exceed $35,000,000 at any one time outstanding;
     (l) Qualified Subordinated Debt; and
     (m) Debt not to exceed $100,000,000 at any time outstanding.
     “Person” or “person” means any individual, company, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act or any other entity.
     “Preferred Stock” means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of any other class of Capital Stock issued by such Person.
     “PIK Notes” has the meaning given such term by the Second Priority Notes Indenture.
     “Principal” or “principal” of a debt security, including the Securities, means the principal of the debt security plus, when appropriate, the premium, if any, on the debt security.
     “Property” means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock in, and other securities of, any other Person. For purposes of any calculation required pursuant to this Indenture, the value of any Property shall be its Fair Market Value.
     “Purchase Money Debt” means Debt:
     (a) consisting of the deferred purchase price of property, conditional sale obligations, obligations under any title retention agreement, other purchase money obligations and obligations in respect of industrial revenue bonds; and
     (b) incurred to finance the acquisition, construction or lease by the Company or any Subsidiary of such Property, including additions and improvements thereto;
     in each case including the reasonable fees and expenses incurred in connection therewith; provided, however, that such Debt is incurred within 180 days after the acquisition, construction or lease of such Property by the Company or such Subsidiary.

     “Purchasing Party” means CIG, NBC Universal, Inc., a Delaware corporation and their respective Affiliates.
     “Qualified Subordinated Debt” means Debt of the Company constituting Senior Subordinated Debt or Subordinated Obligations if the following conditions are met:
     (1) the Stated Maturity of such Debt (other than the Series B Convertible Subordinated Debt) is at least 91 days after the Final Maturity Date of the Securities; and
     (2) the aggregate principal amount (or if incurred with original issue discount, the aggregate accreted value at issuance) of all such Qualified Subordinated Debt of the Company (together with any Refinancing Debt in respect thereof) at any time outstanding shall not exceed $650,000,000 less the aggregate amount of the obligations under this Indenture then outstanding.
     “Receivables Facility” means one or more receivables financing facilities, as amended from time to time, pursuant to which the Company or any of its Subsidiaries sells its accounts receivable to a Person that is not a Subsidiary.
     “Refinance” means, in respect of any Debt, to refinance, extend, renew, refund, repay, prepay, repurchase, redeem, defease or retire, or to issue other Debt in exchange or replacement for, such Debt. “Refinanced” and “Refinancing” shall have correlative meanings.
     “Refinancing Debt” means any Debt that Refinances any other Debt, including any successive Refinancings, so long as:
     (a) such Debt is in an aggregate principal amount (or if incurred with original issue discount, an aggregate issue price) not in excess of the sum of
     (1) the aggregate principal amount then outstanding (or if incurred with original issue discount, the aggregate accreted value at the date of such Refinancing) of the Debt being Refinanced and
     (2) an amount necessary to pay any fees and expenses, including premiums and defeasance costs, related to such Refinancing;
     (b) the Average Life of such Debt is equal to or greater than the Average Life of the Debt being Refinanced;
     (c) the Stated Maturity of such Debt is no earlier than the Stated Maturity of the Debt being Refinanced; and
     (d) with respect to Debt that is being Refinanced that is subordinate to the Securities, such Refinancing Debt shall be subordinate to the Securities at least to the same extent and in the same manner as the Debt being Refinanced.
     “Regular Record Date” means, with respect to each Interest Payment Date, the January 15, April 15, July 15 and October 15 (whether or not a Business Day) as the case may be, immediately preceding such Interest Payment Date.

     “Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust services department of the Trustee with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for administration of this Indenture.
     “Repay” means, in respect of any Debt, to repay, prepay, repurchase, redeem, legally defease or otherwise retire such Debt. “Repayment” and “Repaid” shall have correlative meanings.
     “Restricted Global Security” means a Global Security that is a Restricted Security.
     “Restricted Security” means a Security required to bear the restricted legend set forth in the form of Security annexed as Exhibit A.
     “Rule 144” means Rule 144 under the Securities Act or any successor to such Rule.
     “Rule 144A” means Rule 144A under the Securities Act or any successor to such Rule.
     “Sale and Leaseback Transaction” means any direct or indirect arrangement relating to Property now owned or hereafter acquired whereby the Company or any Subsidiary transfers such Property to another Person and the Company or any Subsidiary leases it from such Person.
     “Second Priority Notes” means $405,000,000 aggregate principal amount of the Company’s Floating Rate Second Priority Senior Secured Notes due 2013 issued under the Second Priority Notes Indenture.
     “Second Priority Notes Indenture” means the Indenture, dated as of December 30, 2005, by and among The Bank of New York Trust Company, N.A., as trustee, the Company and the Subsidiary Guarantors (as defined therein) pursuant to which the Second Priority Notes were issued.
     “SEC” means the Securities and Exchange Commission.
     “Securities” means (x) 11% Series A Mandatorily Convertible Senior Subordinated Notes due 2013, or any of them, as amended or supplemented from time to time, that are first issued under this Indenture (the “Initial Securities”), and (y) any additional notes issued under this Indenture from time to time, in addition to the Initial Securities, on the same terms and conditions and with the same CUSIP number as the Initial Securities (the “Additional Securities” and, together with the Initial Securities, the “Securities” and each a “Security”). Any Additional Securities subsequently issued under this Indenture shall be of the same series as the Initial Securities and shall rank equally with the Initial Securities. The Initial Securities and any Additional Securities subsequently issued under this Indenture shall be treated as a single class for all purposes under this Indenture, including, without limitation, waivers, amendments, redemptions, repurchases, offers to purchase and conversions.

     “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.
     “Securities Custodian” means the Trustee, as custodian with respect to the Securities in global form, or any successor thereto.
     “Senior Debt” of the Company means:
     (a) all obligations consisting of the principal, premium, if any, and accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company at the rate specified in the agreement or instrument evidencing such debt, whether or not such interest is allowed in such proceeding) and any other Obligation in respect of
(i)	the Existing Senior Debt;

(ii)	Debt of the Company for borrowed money;

(iii)	Debt of the Company evidenced by notes, debentures, bonds or other similar instruments permitted under this Indenture for the payment of which the Company is responsible or liable;

(iv)	all Capital Lease Obligations of the Company and all Attributable Debt in respect of Sale and Leaseback Transactions entered into by the Company; and

(v)	all obligations of the Company (1) for the reimbursement of any obligor on any letter of credit, bankers’ acceptance or similar credit transaction, (2) under Interest Rate Agreements or (3) issued or assumed as the deferred purchase price of Property and all conditional sale obligations of the Company and all obligations under any title retention agreement permitted under this Indenture;
     provided, however, that Senior Debt shall not include:
(i)	Debt of the Company that is by its terms subordinate or pari passu in right of payment to the Securities, including any Senior Subordinated Debt;

(ii)	any Debt incurred in violation of the provisions of this Indenture;

(iii)	accounts payable or any other obligations of the Company to trade creditors created or assumed by the Company in the ordinary course of business in connection with the obtaining of materials or services;

(iv)	any liability for federal, state, local or other taxes owed or owing by the Company;

(v)	any obligation of the Company to any Subsidiary; or

(vi)	any obligations with respect to any Capital Stock of the Company.
     “Senior Subordinated Debt” of the Company means the Securities and the Series B Convertible Subordinated Debt and any other subordinated Debt of the Company that specifically provides that such Debt is to rank pari passu with the Securities and is not subordinated by its terms to any other subordinated Debt or other obligation of the Company which is not Senior Debt.
     “Series B Convertible Subordinated Debt” means 11% mandatorily convertible subordinated debt due 2013 issued by the Company to CIG under the Series B Convertible Subordinated Debt Indenture.
     “Series B Convertible Subordinated Debt Indenture” means the indenture, dated as of May 4, 2007, between the Company and The Bank of New York Trust Company, N.A., as trustee, which govern the Series B Convertible Subordinated Debt.
     “Significant Subsidiary” means, in respect of any Person, as of any date of determination, a Subsidiary of such Person that would constitute a “significant subsidiary” as such term is defined under Rule 1-02(w) of Regulation S-X under the Securities Act as in effect on the date of this Indenture.
     “Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).
     “Subordinated Obligation” means any Debt of the Company (whether outstanding on the Issue Date or thereafter incurred) that is subordinate or junior in right of payment to the Securities pursuant to a written agreement to that effect or otherwise pursuant to the terms of such Debt.
     “Subsidiary” means, in respect of any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency within the control of such Person to satisfy) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.
     “TIA” means the Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder as in effect on the date of this Indenture, except to the extent that the Trust Indenture Act or any amendment thereto expressly provides for application of the Trust Indenture Act as in effect on another date.
     “Trading Day” means a day during which trading in securities generally occurs on principal national securities exchange on which the Conversion Shares are listed or admitted to trading or, if the Conversion Shares are not then listed or admitted to trading on a national securities exchange, on the principal other United States national or regional securities exchange on which the Conversion Shares are then listed or, if the Conversion Shares are not then listed on a United States national or regional securities exchange, on the principal other market on which the Conversion Shares are then traded. A “Trading Day” only includes those days that have a scheduled closing time of 4:00 p.m. (New York City time) or the then standard closing time for regular trading on the relevant exchange or trading system.
     “Transactions” has the meaning provided in Section 4.01(b)(iv) hereof.
     “Trustee” means the party named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the provisions of this Indenture, and thereafter means the successor.
     “Vice President” when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”
     “Voting Stock” means shares of the capital stock and any other securities of the Company having the ordinary power to vote in the election of directors of the Company.
     “Wholly Owned Subsidiary” means, at any time, a Subsidiary all of the Voting Stock of which (except directors’ qualifying shares) is at such time owned, directly or indirectly, by the Company or one or more Wholly Owned Subsidiaries of the Company.
     Section 1.02. Other Definitions.

Term	Defined in Section
“Additional Securities”	Definition of “Securities”
“Agent Members”	2.01
“Bankruptcy Law”	7.01
“Company Order”	2.02
“Conversion Agent”	2.03
“Conversion Date”	4.02
“Depositary”	2.01
“DTC”	2.01
“Event of Default”	7.01
“Initial Blockage Period”	12.03(b)
“Initial Securities”	Definition of “Securities”
“Legal Holiday”	13.07
“Legend”	2.12
“Notice of Default”	7.01
“Paying Agent”	2.03
“Payment Blockage Period”	12.03(b)
“Primary Registrar”	2.03

Term	Defined in Section
“Receiver”	7.01
“record date”	4.06
“Registrar”	2.03
“Representative”	12.03(a)
“Spin-Off”	4.06(a)(3)
     Section 1.03. Trust Indenture Act Provisions.
     Whenever this Indenture refers to a provision of the TIA, that provision is incorporated by reference in and made a part of this Indenture. This Indenture shall also include those provisions of the TIA required to be included herein by the provisions of the Trust Indenture Reform Act of 1990.
     The following TIA terms used in this Indenture have the following meanings:
     “indenture securities” means the Securities;
     “indenture security holder” means a Holder of a Security;
     “indenture to be qualified” means this Indenture;
     “indenture trustee” or “institutional trustee” means the Trustee; and
     “obligor” on the indenture securities means the Company or any other obligor on the Securities.
     “principal amount” means the outstanding principal amount of the Securities
     All other terms used in this Indenture that are defined in the TIA, defined by TIA reference to another statute or defined by any SEC rule and not otherwise defined herein have the meanings assigned to them therein.
     Section 1.04. Rules of Construction.
     Unless the context otherwise requires:
     (1) a term has the meaning assigned to it;
     (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
     (3) words in the singular include the plural, and words in the plural include the singular;
     (4) the term “merger” includes a statutory share exchange and the term “merged” has a correlative meaning;

     (5) the masculine gender includes the feminine and the neuter;
     (6) references to agreements and other instruments include subsequent amendments thereto; and
     (7) all “Article”, “Exhibit” and “Section” references are to Articles, Exhibits and Sections, respectively, of or to this Indenture unless otherwise specified herein, and the terms “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.
ARTICLE 2
THE SECURITIES
     Section 2.01. Form and Dating.
     The Securities and the Trustee’s certificate of authentication shall be substantially in the respective forms set forth in Exhibit A, which Exhibit is incorporated in and made part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange or automated quotation system rule or regulation or usage. The Company shall provide any such notations, legends or endorsements to the Trustee in writing. Each Security shall be dated the date of its authentication.
     (a) Restricted Global Securities. The Securities shall be issued initially in the form of one or more Restricted Global Securities, which shall be deposited on behalf of the purchasers of the securities represented thereby with the Securities Custodian, as custodian for the depositary, The Depository Trust Company (“DTC,” and such depositary, or any successor thereto, being hereinafter referred to as the “Depositary”), and registered in the name of its nominee, Cede & Co. (or any successor thereto), for the accounts of participants in the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Restricted Global Securities may from time to time be increased or decreased by adjustments made on the records of the Securities Custodian as hereinafter provided, subject in each case to compliance with the Applicable Procedures.
     (b) Global Securities In General. The Securities issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Security Legend thereon and the “Schedule of Exchanges of Securities” attached thereto). The Securities issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Security Legend thereon and without the “Schedule of Exchanges of Securities” attached thereto). Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Securities from time to time endorsed thereon and that the aggregate amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect replacements, exchanges, purchases, redemptions, or conversions of such Securities. Any adjustment of the aggregate principal amount of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.12 and shall be made on the records of the Trustee and the Depositary.

     Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or under the Global Security, and the Depositary (including, for this purpose, its nominee) may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall (1) prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (2) impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.
     (c) Book Entry Provisions. The Company shall execute and the Trustee shall, in accordance with this Section 2.01(c), authenticate and deliver one or more Global Securities that (1) shall be registered in the name of the Depositary or its nominee, (2) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instructions and (3) shall bear legends substantially to the following effect:
“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.”

Section 2.02. Execution and Authentication.
     (a) The maximum aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is $465.3 million.
     (b) An Officer shall sign the Securities for the Company by manual or facsimile signature. Typographic and other minor errors or defects in any such facsimile signature shall not affect the validity or enforceability of any Security that has been authenticated and delivered by the Trustee.
     (c) If an officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.
     (d) A Security shall not be valid until an authorized signatory of the Trustee by manual signature signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.
     (e) The Trustee shall authenticate and make available for delivery Securities for original issue upon receipt of a written order or orders of the Company signed by an Officer of the Company (a “Company Order”). The Company Order shall specify the amount of Securities to be authenticated, shall provide that all such securities will be represented by a Restricted Global Security and the date on which each original issue of Securities is to be authenticated.
     (f) The Trustee shall act as the initial authenticating agent. Thereafter, the Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent shall have the same rights as an Agent to deal with the Company or an Affiliate of the Company.
     (g) The Securities shall be issuable only in registered form without coupons, rounded to the nearest whole dollar amount.
     Section 2.03. Registrar, Paying Agent and Conversion Agent.
     (a) The Company shall maintain one or more offices or agencies where Securities may be presented for registration of transfer or for exchange (each, a “Registrar”), one or more offices or agencies where Securities may be presented for payment (each, a “Paying Agent”), one or more offices or agencies where Securities may be presented for conversion (each, a “Conversion Agent”) and one or more offices or agencies where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will at all times maintain a Paying Agent, Conversion Agent, Registrar and an office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served in the Borough of Manhattan, The City of New York. One of the Registrars (the “Primary Registrar”) shall keep a register of the Securities and of their transfer and exchange.
     (b) The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, provided that the Agent may be an Affiliate of the Trustee. The agreement shall implement the provisions of this Indenture that relate to such Agent. The

Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Company fails to maintain a Registrar, Paying Agent, Conversion Agent, or agent for service of notices and demands in any place required by this Indenture, or fails to give the foregoing notice, the Trustee shall act as such. The Company or any Affiliate of the Company may act as Paying Agent (except for the purposes of Section 5.01 and Article 9).
     (c) The Company hereby initially designates the Trustee as Paying Agent, Registrar, Securities Custodian and Conversion Agent, and initially designates the Corporate Trust Office of the Trustee as an office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture shall be served.
     Section 2.04. Paying Agent to Hold Money in Trust.
     Prior to 10:00 a.m., New York City time, on each due date of the payment of principal of, or interest on, any Securities, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal or interest so becoming due. Subject to Section 9.02, a Paying Agent shall hold in trust for the benefit of Holders of Securities or the Trustee all money held by the Paying Agent for the payment of principal of, or interest on, the Securities, and shall notify the Trustee of any failure by the Company (or any other obligor on the Securities) to make any such payment. If the Company or an Affiliate of the Company acts as Paying Agent, it shall, before 10:00 a.m., New York City time, on each due date of the principal of, or interest on, any Securities, segregate the money and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee, and the Trustee may at any time during the continuance of any Default, upon written request to a Paying Agent, require such Paying Agent to pay forthwith to the Trustee all sums so held in trust by such Paying Agent. Upon doing so, the Paying Agent (other than the Company) shall have no further liability for the money.
     Section 2.05. Lists of Holders of Securities.
     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders of Securities. If the Trustee is not the Primary Registrar, the Company shall furnish to the Trustee on or before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders of Securities.
     Section 2.06. Transfer and Exchange.
     (a) Subject to compliance with any applicable additional requirements contained in Section 2.12, when a Security is presented to a Registrar with a request to register a transfer thereof or to exchange such Security for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested; provided, however, that every Security presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by an assignment form and, if applicable, a transfer certificate each in the form included in Exhibit A, and completed in a manner satisfactory to the Registrar and duly executed by the Holder thereof or its attorney duly authorized in writing. To permit registration of transfers and exchanges, upon surrender of any Security for registration of transfer or exchange at an office or agency maintained pursuant to Section 2.03, the Company shall execute and the Trustee shall authenticate Securities of a like aggregate principal amount at the Registrar’s request. Any exchange or transfer shall be without charge, except that the Company or the Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto (other than any such taxes or other governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 2.12(a), 4.02(e), or 4.04.
     (b) All Securities issued upon any transfer or exchange of Securities shall be valid obligations of the Company, evidencing the same debt and entitled to the same benefits under this Indenture, as the Securities surrendered upon such transfer or exchange.
     (c) Any Registrar appointed pursuant to Section 2.03 shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Securities upon transfer or exchange of Securities.
     (d) Each Holder of a Security agrees to indemnify the Company and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Security in violation of any provision of this Indenture and/or applicable United States federal or state securities law.
     (e) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Agent Members or other beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
     Section 2.07. Replacement Securities.
     (a) If any mutilated Security is surrendered to the Company, a Registrar or the Trustee, and the Company, a Registrar and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company, the applicable Registrar and the Trustee such security or indemnity as will be required by them to save each of them harmless, then, in the absence of notice to the Company, such Registrar or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute, and upon its written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.
     (b) If any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be purchased by the Company pursuant to Article 3, or converted pursuant to Article 4, the Company in its discretion may, instead of issuing a new Security, pay, purchase or convert such Security, as the case may be.

     (c) Upon the issuance of any new Securities under this Section 2.07, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto as a result of any Securities, at the request of any Holder, being issued to a Person other than such Holder and any other reasonable expenses (including the reasonable fees and expenses of the Trustee or the Registrar) in connection therewith.
     (d) Every new Security issued pursuant to this Section 2.07 in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.
     (e) The provisions of this Section 2.07 are (to the extent lawful) exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.
     Section 2.08. Outstanding Securities.
     (a) Securities outstanding at any time are all Securities authenticated by the Trustee, except for those canceled by it, those purchased pursuant to Article 3, those converted pursuant to Article 4, those delivered to the Trustee for cancellation or surrendered for transfer or exchange and those described in this Section 2.08 as not outstanding.
     (b) If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Company receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.
     (c) If a Paying Agent (other than the Company or an Affiliate of the Company) holds in respect of the outstanding Securities on the Final Maturity Date money sufficient to pay the principal of (including premium, if any) and accrued interest on Securities (or portions thereof) payable on that date, then on and after the Final Maturity Date, as the case may be, such Securities (or portions thereof, as the case may be) shall cease to be outstanding and cash interest on them shall cease to accrue.
     (d) Subject to the restrictions contained in Section 2.09, a Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.
     Section 2.09. Treasury Securities.
     In determining whether the Holders of the required principal amount of Securities have concurred in any notice, direction, waiver or consent, securities owned by the Company or any other obligor on the Securities or by any Affiliate of the Company or of such other obligor shall be disregarded, except that, for purposes of determining whether the Trustee shall be protected in relying on any such notice, direction, waiver or consent, only Securities which a Responsible Officer of the Trustee with responsibility for this Indenture actually knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to the Securities and that the pledgee is not the Company or any other obligor on the Securities or any Affiliate of the Company or of such other obligor.
     Section 2.10. Temporary Securities.
     Until definitive Securities are ready for delivery, the Company may prepare and execute, and, upon receipt of a Company Order, the Trustee shall authenticate and deliver, temporary Securities. Temporary Securities shall be substantially in the form of definitive securities but may have variations that the Company with the consent of the Trustee considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate and deliver definitive Securities in exchange for temporary Securities.
     Holders of temporary Securities shall be entitled to all of the benefits of this Indenture.
     Section 2.11. Cancellation.
     The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar, the Paying Agent and the Conversion Agent shall forward to the Trustee or its agent any Securities surrendered to them for transfer, exchange, purchase, payment or conversion. The Trustee and no one else shall cancel, in accordance with its standard procedures, all Securities surrendered for transfer, exchange, purchase, payment, conversion or cancellation and shall dispose of the cancelled Securities in accordance with its customary procedures or deliver the canceled Securities to the Company upon its request therefor. All Securities which are purchased or otherwise acquired by the Company or any of its Subsidiaries prior to the Final Maturity Date pursuant to Article 3 shall be delivered to the Trustee for cancellation, and the Company may not hold or resell such Securities or issue any new Securities to replace any such Securities or any Securities that any Holder has converted pursuant to Article 4.
     Section 2.12. Legend; Additional Transfer and Exchange Requirements.
     (a) If Securities are issued upon the transfer, exchange or replacement of Securities subject to restrictions on transfer and bearing the legends set forth on the forms of Securities attached as Exhibit A (collectively, the “Legend”), or if a request is made to remove the Legend on a Security, the Securities so issued shall bear the Legend, or the Legend shall not be removed, as the case may be, unless there is delivered to the Company and the Registrar such satisfactory evidence, which shall include an Opinion of Counsel if requested by the Company or such Registrar, as may be reasonably required by the Company and the Registrar, that neither the Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A or Rule 144 under the Securities Act or that such Securities are not “restricted” within the meaning of Rule 144 under the Securities Act; provided that no such evidence need be supplied in connection with the sale of such Security pursuant to a registration statement that is effective at the time of such sale. Upon (1) provision of such satisfactory evidence if requested or (2) notification by the Company to the Trustee and Registrar of the sale of such Security pursuant to a registration statement that is effective at the time of such sale, the Trustee, at the written direction of the Company, shall authenticate and deliver a Security that does not bear the Legend. If the Legend is removed from the face of a

Security and the Security is subsequently held by an Affiliate of the Company, the Legend shall be reinstated.
     (b) A Global Security may not be transferred, in whole or in part, to any Person other than the Depositary or a nominee or any successor thereof, and no such transfer to any such other Person may be registered; provided that the foregoing shall not prohibit any transfer of a Security that is issued in exchange for a Global Security but is not itself a Global Security. No transfer of a Security to any Person shall be effective under this Indenture or the Securities unless and until such Security has been registered in the name of such Person. Notwithstanding any other provisions of this Indenture or the Securities, transfers of a Global Security, in whole or in part, shall be made only in accordance with this Section 2.12.
     (c) Subject to Section 2.12(b) and in compliance with Section 2.12(d), every Security shall be subject to the restrictions on transfer provided in the Legend. Whenever any Restricted Security other than a Restricted Global Security is presented or surrendered for registration of transfer or in exchange for a Security registered in a name other than that of the Holder, such Security must be accompanied by a certificate in substantially the form set forth in Exhibit A, dated the date of such surrender and signed by the Holder of such Security, as to compliance with such restrictions on transfer. The Registrar shall not be required to accept for such registration of transfer or exchange any Security not so accompanied by a properly completed certificate.
     (d) The restrictions imposed by the Legend upon the transferability of any Security shall cease and terminate when such Security has been sold pursuant to an effective registration statement under the Securities Act or transferred in compliance with Rule 144 under the Securities Act (or any successor provision thereto) or, if earlier, upon the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision). Any Security as to which such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon a surrender of such Security for exchange to the Registrar in accordance with the provisions of this Section 2.12 (accompanied, in the event that such restrictions on transfer have terminated by reason of a transfer in compliance with Rule 144 or any successor provision, by, if requested by the Company or the Registrar, an Opinion of Counsel reasonably acceptable to the Company and the Registrar and addressed to the Company and the Registrar, to the effect that the transfer of such Security has been made in compliance with Rule 144 or such successor provision), be exchanged for a new Security, of like tenor and aggregate principal amount, which shall not bear the restrictive Legend. The Company shall inform the Trustee of the effective date of any registration statement registering the offer and sale of the Securities under the Securities Act. The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the aforementioned Opinion of Counsel or registration statement.
     As used in Sections 2.12(c) and (d), the term “transfer” encompasses any sale, pledge, transfer, hypothecation or other disposition of any Security.

     (e) The provisions below shall apply only to Global Securities:
     (1) Each Global Security authenticated under this Indenture shall be registered in the name of the Depositary or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Security shall constitute a single Security for purposes of this Indenture.
     (2) Notwithstanding any other provisions of this Indenture or the Securities, a Global Security shall not be exchanged in whole or in part for a Security registered, and no transfer of a Global Security in whole or in part shall be registered in the name of any Person other than the Depositary or one or more nominees thereof; provided that a Global Security may be exchanged for securities registered in the names of any person designated by the Depositary in the event that (A) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or such Depositary has ceased to be a “clearing agency” registered under the Exchange Act, and a successor Depositary is not appointed by the Company within 90 days after receiving such notice or becoming aware that the Depositary has ceased to be a “clearing agency,” or (B) an Event of Default has occurred and is continuing with respect to the Securities. Any Global Security exchanged pursuant to subclause (A) above shall be so exchanged in whole and not in part, and any Global Security exchanged pursuant to subclause (B) above may be exchanged in whole or from time to time in part as directed by the Depositary. Any Security issued in exchange for a Global Security or any portion thereof shall be a Global Security; provided further that any such Security so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Security.
     (3) Securities issued in exchange for a Global Security or any portion thereof shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Security or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear the applicable legends provided for herein. Any Global Security to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Registrar. With regard to any Global Security to be exchanged in part, either such Global Security shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Security, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Security issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.
     (4) Subject to clause (6) of this Section 2.12(e), the registered Holder may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

     (5) In the event of the occurrence of any of the events specified in clause (2) of this Section 2.12(e), the Company will promptly make available to the Trustee a reasonable supply of Certificated Securities in definitive, fully registered form, without interest coupons.
     (6) Neither Agent Members nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Security registered in the name of the Depositary or any nominee thereof, or under any such Global Security, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a Holder of any Security.
     (7) At such time as all interests in a Global Security have been converted, canceled or exchanged for Securities in certificated form, such Global Security shall, upon receipt thereof, be cancelled by the Trustee in accordance with standing procedures and instructions existing between the Depositary and the Securities Custodian, subject to Section 2.11 of this Indenture. At any time prior to such cancellation, if any interest in a Global Security is converted, canceled or exchanged for Securities in certificated form, the principal amount of such Global Security shall, in accordance with the standing procedures and instructions existing between the Depositary and the Securities Custodian, be appropriately reduced, and an endorsement shall be made on such Global Security, by the Trustee or the Securities Custodian, at the direction of the Trustee, to reflect such reduction.
     (f) Until the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision thereto), any stock certificate representing Conversion Shares issued upon conversion of any Security shall bear the restrictive legend required to be included with a Restricted Security, unless such Conversion Shares have been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such transfer) or transferred in compliance with Rule 144 under the Securities Act (or any successor provision thereto), or such Conversion Shares have been issued upon conversion of Securities that have been transferred pursuant to a registration statement that has been declared effective under the Securities Act or pursuant to Rule 144 under the Securities Act (or any successor provision thereto), or unless otherwise agreed by the Company in writing with written notice thereof to the transfer agent.
     Any such Conversion Shares as to which such restrictions on transfer shall have expired in accordance with their terms or as to which the conditions for removal of the restrictive legend set forth therein have been satisfied may, upon surrender of the certificates representing such Conversion Shares for exchange in accordance with the procedures of the transfer agent for the

Conversion Shares, be exchanged for a new certificate or certificates for a like number of Conversion Shares, which shall not bear the restrictive legend required by this section.
     Section 2.13. CUSIP Numbers.
     The Company in issuing the Securities may use one or more “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of purchase as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a purchase and that reliance may be placed only on the other identification numbers printed on the Securities, and any such purchase shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the “CUSIP” numbers.
ARTICLE 3
REPURCHASE
     Section 3.01. Purchase of Securities in Open Market.
     The Company may repurchase Securities in the open market, by tender at any price or by negotiated transactions. The Company shall surrender any Security purchased by the Company to the Trustee for cancellation. Any securities surrendered to the Trustee for cancellation may not be reissued or resold by the Company and will be canceled promptly in accordance with Section 2.11.
ARTICLE 4
CONVERSION
     Section 4.01. Conversion and Conversion Rate.
     (a) Optional Conversion. Subject to the last sentence of this Section 4.01(a), upon compliance with the provisions of this Article 4, at the option of the Holder thereof, any Security may be converted at the option of the Holder thereof, at any time and from time to time, into a number of Conversion Shares equal to (A) the principal amount of the Securities so converted plus accrued and unpaid interest thereon through the Conversion Date, divided by (B) the Conversion Price then in effect. Notwithstanding the foregoing, no Security shall be convertible into Conversion Shares until such time as an amendment to the Company’s certificate of incorporation providing for the issuance of Conversion Shares is effective under the laws of the State of Delaware.
     (b) Mandatory Conversion.
          (i) Upon the occurrence of a Mandatory Conversion Event, unless previously converted at the option of the Holder in accordance with the provisions hereof, each outstanding Security shall, without notice to holders thereof, convert automatically (the “Mandatory Conversion”) into a number of Conversion Shares equal to (A)(x) the principal amount of the

Securities so converted plus accrued and unpaid interest thereon through the Conversion Date multiplied by (y) the Mandatory Conversion Factor, divided by (B) the Conversion Price then in effect.
          (ii) Promptly following a Mandatory Conversion Event, written notice (the “Mandatory Conversion Notice”) shall be given by first class mail, postage prepaid, to each Holder who is a Holder on the date such notice is given at such Holder’s address as it appears on the list of Holders of Securities, provided that no failure to give such notice or any deficiency therein shall affect the validity of the procedures for the Mandatory Conversion as to the Holder or Holders to whom the Company has failed to give said notice or to whom such notice was effected. Each Holder shall surrender all Securities held by such Holder to the Company, duly endorsed (or otherwise in proper form for transfer, as determined by the Company) and the Company shall issue to such Holder that number of Conversion Shares to which such Holder is entitled, as calculated in accordance with this paragraph.
          (iii) If at the time of occurrence of a Mandatory Conversion Event, the Class D Common Stock is listed for trading on a securities exchanges, the Company shall cause, as promptly as practicable following the occurrence of a Mandatory Conversion Event, the Conversion Shares issuable upon a Mandatory Conversion Event to be approved for listing on such securities exchange.
          (iv) Notwithstanding anything to the contrary contained in this Section 4.01(b), there shall be no adjustment to the Conversion Price in connection with any issuance of additional Securities pursuant to the transactions contemplated by the Master Transaction Agreement (the “Transactions”).
     (c) Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of a Security.
     Section 4.02. Conversion Procedure.
     (a) To convert a Security, a Holder must (1) complete and manually sign the conversion notice on the back of the Security and deliver such notice to a Conversion Agent, (2) surrender the Security to a Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by a Conversion Agent, (4) pay all transfer or similar taxes, if required pursuant to Section 4.04, and (5) pay an amount equal to the interest as required by Section 4.02(c). The date on which the Holder satisfies all of those requirements is the “Conversion Date.” Anything herein to the contrary notwithstanding, in the case of Global Securities, conversion notices may be delivered and such Securities may be surrendered for conversion in accordance with the Applicable Procedures as in effect from time to time.
     (b) The person in whose name the Conversion Shares are issuable upon conversion shall be deemed to be a Holder of record of such Conversion Shares on the later of the Conversion Date; provided, however, that no surrender of a Security on any Conversion Date when the stock transfer books of the Company shall be closed shall be effective to constitute the person or persons entitled to receive the Conversion Shares upon conversion as the record Holder or Holders of such Conversion Shares on such date, but such surrender shall be effective to constitute the person or persons entitled to receive such Conversion Shares as the record Holder or Holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; provided further that such conversion shall be at the Conversion Rate in effect on the Conversion Date as if the stock transfer books of the Company had not been closed. Upon conversion of a Security, such person shall no longer be a Holder of such Security. Except as set forth in this Indenture, no payment or adjustment will be made for dividends or distributions declared or made on the Conversion Shares issued upon conversion of a Security prior to the issuance of such shares.
     (c) Holders of Securities surrendered for conversion (in whole or in part) during the period from the close of business on any Regular Record Date to the opening of business on the next succeeding Interest Payment Date will receive the quarterly interest payment payable on such Securities on the corresponding Interest Payment Date notwithstanding the conversion (such interest being payable on the corresponding Interest Payment Date to the Holder of the Security as of the close of business on the Regular Record Date). However, such Holders must deliver to the Conversion Agent an amount in cash equivalent to such interest payment in order to convert their Securities; provided, however, that no such payment shall be required to be made with respect to overdue interest, if any overdue interest exists at the time of conversion with respect to such Securities. Except as otherwise provided in this Section 4.02(c), no payment or adjustment will be made for accrued interest on a converted Security.
     (d) Subject to Section 4.02(c), nothing in this Section shall affect the right of a Holder in whose name any Security is registered at the close of business on a Regular Record Date to receive the interest payable on such Security on the related Interest Payment Date in accordance with the terms of this Indenture and the Securities. If a Holder converts more than one Security at the same time, the amount of cash to be paid and the number of the Conversion Shares issuable upon the conversion, if any (and the amount of any cash in lieu of fractional shares pursuant to Section 4.03), shall be based on the aggregate principal amount of all Securities so converted.
     (e) In the case of any Security which is converted in part only, upon such conversion the Company shall execute and the Trustee shall authenticate and deliver to the Holder thereof, without service charge, a new Security or Securities of authorized denominations in an aggregate principal amount equal to, and in exchange for, the unconverted portion of the principal amount of such Security.
     Section 4.03. Fractional Shares.
     The Company will not issue fractional Conversion Shares upon conversion of Securities. If more than one Security shall be surrendered for conversion at one time by the same Holder, the number of full shares that shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof to the extent permitted hereby) so surrendered. The Company will pay a cash adjustment based upon the Closing Sale Price as of the close of business on the first Business Day preceding the date of conversion.

     Section 4.04. Taxes on Conversion.
     If a Holder converts a Security, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue or delivery of Conversion Shares upon such conversion. The Company shall also pay any such tax with respect to cash received in lieu of fractional shares. The Holder shall pay any such tax which is due because the Holder requests the shares to be issued or delivered in a name other than the Holder’s name, in which case the Holder shall pay that tax prior to receipt of such Conversion Shares. The Conversion Agent may refuse to deliver the certificate representing the Conversion Shares being issued in a name other than the Holder’s name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder’s name. Nothing herein shall preclude any tax withholding required by law or regulation.
     Section 4.05. Company to Provide Stock.
     (a) The Company shall, prior to issuance of any Securities hereunder, and from time to time as may be necessary, reserve, out of its authorized but unissued Conversion Shares, a sufficient number of Conversion Shares to permit the conversion of all Outstanding Securities into Conversion Shares.
     (b) All shares of Conversion Shares delivered upon conversion of the Securities shall be newly issued shares, shall be duly authorized, validly issued, fully paid and nonassessable and shall be free from preemptive or similar rights of any securityholder of the Company.
     (c) The Company will endeavor promptly to comply with all federal and state securities laws regulating the offer and delivery of Conversion Shares upon conversion of Securities.
     Section 4.06. Adjustment of Conversion Rate.
     (a) The Company will adjust the Conversion Rate if the following events occur:
     (1) If the Company issues Common Stock as a dividend or distribution on the Common Stock to all Holders of the Common Stock, or if the Company effects a share split or share combination, the Conversion Rate will be adjusted based on the following formula:

CR1 = CR0	x	OS1
OS0
     where,

CR0	=	the Conversion Rate in effect immediately prior to the Ex-Dividend Date for such dividend or distribution, or in effect on the effective date of such share split or share combination, as applicable;

CR1	=	the new Conversion Rate in effect immediately after the Ex-Dividend Date for such dividend or distribution, or in effect on the effective date of such share split or share combination, as applicable;

OS0	=
the number of shares of the Company’s Common Stock outstanding immediately prior to the Ex-Dividend Date for such dividend or distribution, or outstanding on the effective date of such share split or share combination, as applicable; and

OS1	=
the number of shares of the Company’s Common Stock outstanding immediately after the Ex-Dividend Date for such dividend or distribution, or outstanding on the effective date of such share split or share combination, as applicable.

Any adjustment made pursuant to this clause (1) shall become effective on the date that is immediately after (x) the date fixed for the determination of shareholders entitled to receive such dividend or other distribution or (y) the date on which such split or combination becomes effective, as applicable. If any dividend or distribution described in this clause (1) is declared but not so paid or made, the new Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect if the dividend or distribution had not been declared.
     (2) If the Company issues to all holders of its Common Stock any rights, warrants, options or other securities entitling them for a period of not more than 45 days after the date of issuance thereof to subscribe for or purchase its Common Stock, or issues to all holders of its Common Stock securities convertible into Common Stock for a period of not more than 45 days after the date of issuance thereof, in either case at an exercise price per share of Common Stock or a conversion price per share of the Common Stock less than the Closing Sale Price of the Class D Common Stock on the Business Day immediately preceding the time of announcement of such issuance, the Conversion Rate will be adjusted based on the following formula:

CR1 = CR0	x	(OS0 + X)
(OS0 + Y)
     where,

CR0	=	the Conversion Rate in effect immediately prior to the Ex-Dividend Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after the Ex-Dividend Date for such distribution;

OS0	=	the number of shares of the Company’s Common Stock outstanding immediately prior to the Ex-Dividend Date for the distribution;

X	=	the total number of shares of the Company’s Common Stock issuable pursuant to such rights, warrants, options, other securities or convertible securities; and

Y	=
the number of shares of the Company’s Common Stock equal to the quotient of (A) the aggregate price payable to exercise such rights, warrants, options, other securities or convertible securities divided by (B) the average of the Closing Sale Prices of the Class D Common Stock for the 10 consecutive Trading Days ending on the Business Day immediately preceding the date of announcement for the issuance, the rights, warrants, options, other securities or convertible securities.

For purposes of this paragraph (2), in determining whether any rights, warrants, options, other securities or convertible securities entitle the holders to subscribe for or purchase, or exercise a conversion right for, the Company’s Common Stock at less than the applicable Closing Sale Price of the Class D Common Stock, and in determining the aggregate exercise or conversion price payable for such Common Stock, there shall be taken into account any consideration received by the Company for such rights, warrants, options, other securities or convertible securities and any amount payable on exercise or conversion thereof, with the value of such consideration, if other than cash, to be determined by the Board of Directors of the Company. If any right, warrant, option, other security or convertible security described in this clause (2) is not exercised or converted prior to the expiration of the exercisability or convertibility thereof, the new Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect if such right, warrant, option, other security or convertible security had not been so issued.
     (3) If the Company distributes shares of its capital stock, evidences of indebtedness or other assets or property to all holders of its Common Stock, excluding:
     (A) dividends, distributions, rights, warrants, options, other securities or convertible securities referred to in clause (1) or (2) above;
     (B) dividends or distributions paid exclusively in cash; and
     (C) Spin-Offs described below in this clause (3),
then the Conversion Rate will be adjusted based on the following formula:

CR1 = CR0	x	SP0
(SP0 – FMV)
     where,

CR0	=	the Conversion Rate in effect immediately prior to the Ex-Dividend Date for such distribution;

CR1	=	the new Conversion Rate in effect immediately after the Ex-Dividend Date for such distribution;

SP0	=
the average of the Closing Sale Prices of the Class D Common Stock for the 10 consecutive Trading Days prior to the Business Day immediately preceding the earlier of the record date or the Ex-Dividend Date for such distribution; and

FMV	=
the fair market value (as determined in good faith by the Company’s Board of Directors) of the shares of capital stock, evidences of indebtedness, assets or property distributed with respect to each outstanding share of the Company’s Common Stock on the earlier of the record date or the Ex-Dividend Date for such distribution.

An adjustment to the Conversion Rate made pursuant to the immediately preceding paragraph shall become effective on the day immediately after the date fixed for the determination of holders of the Company’s Common Stock entitled to receive such distribution.
     If the Company distributes to all holders of its Common Stock, capital stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other of the Company’s business units (a “Spin-Off”), the Conversion Rate in effect immediately before the close of business on the date fixed for determination of holders of its Common Stock entitled to receive such distribution will be adjusted based on the following formula:

CR1 = CR0	x	(FMV0 + MP0)
MP0
     where,

CR0	=	the Conversion Rate in effect immediately prior to the 10th Trading Day immediately following and including the effective date of the Spin-Off;

CR1	=	the new Conversion Rate immediately after the 10th Trading Day immediately following, and including, the effective date of the Spin-Off;

FMV0	=
the average of the Closing Sale Prices of the capital stock or similar equity interest distributed to Holders of the Company’s Common Stock applicable to one share of Common Stock over the first 10 consecutive Trading Days after the effective date of the Spin-Off (for purposes of this definition, “Closing Sale Prices” shall be deemed to relate to the capital stock or similar equity interest distributed, and not solely to the Class D Common Stock); and

MP0	=	the average of the Closing Sale Price of the Class D Common Stock over the first 10 consecutive Trading Days after the effective date of the Spin-Off.
An adjustment to the Conversion Rate made pursuant to the immediately preceding paragraph will occur on the 11th Trading Day from and including the effective date of the Spin-Off. If any such dividend or distribution described in this paragraph (3) is declared but not paid or made, the new Conversion Rate shall be readjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
     (4) If the Company makes any Extraordinary Cash Dividend (without regard to when paid) to all holders of its Common Stock, the Conversion Rate will be adjusted based on the following formula:

CR1 = CR0	x	SP0
SP0 – C
     where,

CR0	=	the Conversion Rate in effect immediately prior to the Ex-Dividend Date for such Extraordinary Cash Dividend;

CR1	=	the new Conversion Rate immediately after the Ex-Dividend Date for such Extraordinary Cash Dividend;

SP0	=
the average of the Closing Sale Prices of the Class D Common Stock for the 10 consecutive Trading Days prior to the Business Day immediately preceding the earlier of the record date or the day prior to the Ex Dividend Date for such Extraordinary Cash Dividend; and

C	=	the amount in cash per share that the Company distributes to Holders of its Common Stock in respect of such Extraordinary Cash Dividend.
An adjustment to the Conversion Rate made pursuant to this paragraph (4) shall become effective on the date immediately after the date fixed for the determination of Holders of the Company’s Common Stock entitled to receive such Extraordinary Cash Dividend. If any Extraordinary Cash Dividend described in this paragraph (4) is declared but not so paid or made, the new Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
     (b) In addition to the adjustments pursuant to Section 4.06(a), the Company may in its sole discretion increase the Conversion Rate as the Company’s Board of Directors deems advisable to avoid or diminish any income tax to Holders of its Common Stock resulting from any dividend or distribution of capital stock (or rights to acquire shares of its Common Stock) or from any event treated as such for income tax purposes. The Company may also, from time to time, to the extent permitted by applicable law, increase the Conversion Rate by any amount for any period if the Company’s Board of Directors has determined that such increase would be in the Company’s best interests. If the Company’s Board of Directors makes such determination, it will be conclusive and the Company shall mail to Holders a notice of the increased Conversion Rate and the period during which it will be in effect at least 15 days prior to the date the increased Conversion Rate takes effect in accordance with applicable law.
     (c) For purposes of this Section 4.06, “record date” shall mean, with respect to any dividend, distribution or other transaction or event in which the Holders of the Company’s Common Stock have the right to receive any cash, securities or other property or in which the Company’s Common Stock (or other applicable security) is exchanged or converted into any combination of cash, securities or other property, the date fixed for determination of shareholders entitled to receive such cash, security or other property (whether or not such date is fixed by the Board of Directors or by statute, contract or otherwise).

     Section 4.07. No Adjustment.
     (a) No adjustment in the Conversion Rate shall be required if Holders may participate in the transactions set forth in Section 4.06 above (to the same extent as if the Securities had been converted into Conversion Shares immediately prior to the time at which eligibility is determined for such transactions) without converting the Securities held by such Holders.
     (b) The Conversion Rate will not be adjusted except as specifically set forth in Section 4.06. Without limiting the foregoing, the Conversion Rate will not be adjusted for:
     (1) the issuance of any Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of the Company’s Common Stock under any plan;
     (2) the issuance of any Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director, trustee or consultant benefit plan, employee agreement or arrangement or program of the Company;
     (3) the issuance of any Common Stock of the Company pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security outstanding as of the date the Securities were first issued;
     (4) a change in the par value of the Common Stock of the Company; and
     (5) accumulated and unpaid dividends or distributions.
     (c) No adjustment in the Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least 1% in the Conversion Rate as last adjusted; provided, however, that any adjustments which would be required to be made but for this Section 4.07(c) shall be carried forward and taken into account in any subsequent adjustment. All required calculations under this Article 4 shall be made to the nearest cent or to the nearest one- thousandth of a share, as the case may be, with one half cent and 0.0005 of a share, respectively, being rounded upward.
     Section 4.08. Notice of Adjustment.
     Whenever the Conversion Rate is required to be adjusted pursuant to this Indenture, the Company shall promptly mail to Holders a notice of the adjustment and file with the Trustee an Officers’ Certificate briefly stating the facts requiring the adjustment and the manner of computing it. Failure to mail such notice or any defect therein shall not affect the validity of any such adjustment. Unless and until the Trustee shall receive an Officers’ Certificate setting forth an adjustment of the Conversion Rate, the Trustee may assume without inquiry that the Conversion Rate has not been adjusted and that the last Conversion Rate of which it has knowledge remains in effect.

     Section 4.09. Notice of Certain Transactions.
     In the event that there is a dissolution or liquidation of the Company, the Company shall mail to Holders and file with the Trustee a notice stating the proposed effective date. The Company shall mail such notice at least 10 days before such proposed effective date. Failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in this Section 4.09.
     Section 4.10. Withholding.
     Upon surrender of a Security for conversion, the Holder shall deliver to the Company cash equal to the amount that the Company is required to deduct and withhold under applicable law in connection with such conversion; provided, however, that if the Holder does not deliver such cash, the Company may deduct and withhold from the consideration otherwise deliverable to such Holder the amount required to be deducted and withheld under applicable law.
     Section 4.11. Trustee’s Disclaimer.
     The Trustee shall have no duty to determine when an adjustment under this Article 4 should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of that fact or the correctness of any such adjustment, and shall be protected in relying upon, an Officers’ Certificate, including the Officers’ Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 4.08. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities.
ARTICLE 5
COVENANTS
     Section 5.01. Payment of Securities.
     (a) The Company shall promptly make all payments in respect of the Securities on the dates and in the manner provided in the Securities and this Indenture. A payment of principal or interest shall be considered paid on the date it is due if the Paying Agent (other than the Company or any of its Affiliates) holds by 10:00 a.m., New York City time, on that date money, deposited by or on behalf of the Company sufficient to make the payment. Subject to Section 4.02, accrued and unpaid interest on any Security that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose. Principal and interest, if payable, shall be considered paid on the applicable date due if on such date the Trustee or the Paying Agent holds, in accordance with this Indenture, money sufficient to pay all such amounts then due. The Company shall, to the fullest extent permitted by law, pay interest in immediately available funds on overdue principal amount and interest at the annual rate borne by the Securities compounded semiannually, which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand.

     (b) Payment of the principal of and interest, if any, on the Securities shall be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York (which shall initially be at the address set forth in Section 2.03(c)) or at the Corporate Trust Office of the Trustee in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address appears in the Register; provided further that a Holder with an aggregate principal amount in excess of $2,000,000 will be paid by wire transfer in immediately available funds at the election of such Holder if such Holder has provided wire transfer instructions to the Trustee at least 10 Business Days prior to the payment date. Any wire transfer instructions received by the Trustee will remain in effect until revoked by the Holder.
     Section 5.02. SEC and Other Reports.
     (a) The Company shall deliver to the Trustee, upon request, within 15 days after the Company is required to file the same with the SEC or within 15 days of such Trustee request, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act.
     (b) Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).
     Section 5.03. Compliance Certificates.
     The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ending on December 31, 2007), an Officers’ Certificate (signed by one of the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Operating Officer, the Chief Financial Officer or the Chief Accounting Officer of the Company) as to the signer’s knowledge after due inquiry of the Company’s compliance with all terms, conditions and covenants on its part contained in this Indenture and stating whether or not the signer knows of any Default or Event of Default. If such signer knows of such a Default or Event of Default, the Officers’ Certificate shall describe the Default or Event of Default and the efforts to remedy the same. For the purposes of this Section 5.03, compliance shall be determined without regard to any grace period or requirement of notice provided pursuant to the terms of this Indenture.
     Section 5.04. Further Instruments and Acts.
     The Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

     Section 5.05. Maintenance of Corporate Existence.
     Subject to Article 6, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.
     Section 5.06. Rule 144A Information Requirement.
     If at any time the Company is not subject to the reporting requirements of the Exchange Act, the Company shall promptly furnish to the Holders, beneficial owners and prospective purchasers of the Securities or underlying Conversion Shares, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) of the Securities Act to facilitate the resale of those Securities or Conversion Shares pursuant to Rule 144A.
     Section 5.07. Stay, Extension and Usury Laws.
     The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or accrued but unpaid interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
     Section 5.08. Maintenance of Office or Agency.
     The Company will maintain an office or agency of the Trustee, Registrar and Paying Agent where securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer, purchase or redemption and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Corporate Trust Office shall initially be one such office or agency for all of the aforesaid purposes. The Company shall give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency (other than a change in the location of the office of the Trustee). If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 13.02.
     The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency.

Section 5.09. Limitation on Layered Debt.
     The Company shall not, and shall not permit any Subsidiary to, incur, directly or indirectly, any Debt that is subordinate or junior in right of payment to any Senior Debt unless such Debt is Senior Subordinated Debt or is expressly subordinated in right of payment to Senior Subordinated Debt.
Section 5.10. Limitation on Debt.
     (a) The Company shall not, and shall not permit any Subsidiary to, incur, directly or indirectly, any Debt other than Permitted Debt unless:
     (1) after giving effect to the incurrence of such Debt and the application of the proceeds thereof, the ratio of total Debt to the Company’s Consolidated EBITDA (determined on a pro forma basis for the last four full fiscal quarters for which financial statements are available at the date of determination) would be less than 8.5 to 1.0; and provided further, however, that if the Debt which is the subject of a determination under this provision is Debt to be incurred in connection with the simultaneous acquisition of any Person, business, property or assets, then such ratio shall be determined by giving effect (on a pro forma basis, as if the transaction had occurred at the beginning of the four quarter period) to both the incurrence of the Acquired Debt or other Debt by the Company and the inclusion in the Company’s Consolidated EBITDA of the Consolidated EBITDA of the acquired Person, business, property or assets; and
     (2) no Default or Event of Default would occur as a consequence of such incurrence or be continuing following such incurrence.
(b) Notwithstanding anything to the contrary contained in this Section 5.10,
     (i) accrual of interest, accretion or amortization of original issue discount and the payment of interest or dividends in the form of additional Debt (including PIK Notes, if any, issued to satisfy the Company’s interest payment obligations under the Existing Senior Debt), will be deemed not to be an incurrence of Debt for purposes of this covenant; and
     (ii) for purposes of determining compliance with this Section 5.10, in the event that an item of Debt (including Acquired Debt) meets the criteria of more than one of the categories of Permitted Debt described in clauses (a) through (m) of such definition or is entitled to be incurred pursuant to clause (1) of Section 5.10(a), the Company will, in its sole discretion, classify (or later reclassify in whole or in part, in its sole discretion) such item of Debt in any manner that complies with this covenant.

ARTICLE 6
CONSOLIDATION; MERGER; CONVEYANCE; TRANSFER OR LEASE
     Section 6.01. Company May Consolidate, Etc., Only on Certain Terms.
     The Company shall not, in any transaction or series of related transactions, consolidate with, or sell, lease, assign, transfer or otherwise convey all or substantially all of its assets to, or merge with or into, any other Person, unless:
     (1) either the Company shall be the continuing corporation, or the successor person, if other than the corporation, formed by or resulting from any consolidation or merger or which shall have received the transfer of all or substantially all of its assets is a company organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume, by supplemental indenture executed by the successor corporation and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest, if any, payable in respect of all of, the outstanding Securities issued under this Indenture and the due and punctual performance and observance of all of the other covenants and conditions contained in the Securities and this Indenture to be performed or observed by the Company;
     (2) immediately after giving effect to the transaction, no Event of Default, and no event which, after notice or the lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and
     (3) the Company shall have, at or prior to the effective date of such consolidation, merger or transfer, delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer complies with this Section 6.01 and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with this Article, and that all conditions precedent herein provided for relating to such transaction have been complied with.
     Section 6.02. Successor Substituted.
     Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease substantially as an entity, of the properties and assets of the Company and its Subsidiaries, taken as a whole, in accordance with Section 6.01, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, and except for obligations the predecessor Person may have under a supplemental indenture, the predecessor Person shall be released from all obligations and covenants under this Indenture and the Securities.

ARTICLE 7
DEFAULT AND REMEDIES
     Section 7.01. Events of Default.
     (a) The following events are “Events of Default”:
     (1) a default for 30 days in the payment of any interest on the Securities;
     (2) a default in the payment of any principal of or premium, if any, on, Securities, whether on the Final Maturity Date or any earlier date of redemption or repurchase or otherwise;
     (3) a default in the performance, or breach, of any other covenant or warranty contained in the Securities or this Indenture, continued for 60 days after written notice as provided to the Company by the Trustee or 25% of the Holders; provided, however, that if such default pertains to the failure to deliver copies of annual reports and the information, documents and other reports after the Company is required to file them with the SEC, such default must have been continued for 90 days after written notice is provided to the Company by the Trustee or the Holders of not less than 25% in principal amount of the outstanding Securities;
     (4) a default under any Debt by the Company or any Subsidiary that results in acceleration of the maturity of such Debt, or failure to pay any such Debt at maturity, in an aggregate amount of Debt greater than $10,000,000 or its foreign currency equivalent at the time;
     (5) one or more final judgments, orders or decrees of any court or regulatory or administrative agency for the payment of money in excess of $10,000,000, either individually or in the aggregate (exclusive of any portion of any such payment covered by insurance, if and to the extent the insurer has acknowledged in writing its liability therefor), shall be rendered against the Company or any Significant Subsidiary or any of their respective properties and shall not be discharged or fully bonded and either (a) any creditor shall have commenced an enforcement proceeding upon such judgment, order or decree or (b) there shall have been a period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of an appeal or otherwise, shall not be in effect;
     (6) the Company, or any Significant Subsidiary of the Company, pursuant to or within the meaning of any Bankruptcy Law:
     (A) commences as a debtor a voluntary case or proceeding;
     (B) consents to the entry of an order for relief against it in an involuntary case or proceeding or the commencement of any case against it;
     (C) consents to the appointment of a Receiver of it or for all or substantially all of its property;

     (D) makes a general assignment for the benefit of its creditors;
     (E) files a petition in bankruptcy or answer or consent seeking reorganization or relief; or
     (F) consents to the filing of such a petition or the appointment of or taking possession by a Receiver; and
     (7) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
     (G) grants relief against the Company or any Significant Subsidiary of the Company in an involuntary case or proceeding or adjudicates the Company or any Significant Subsidiary of the Company insolvent or bankrupt;
     (H) appoints a Receiver of the Company or any Significant Subsidiary of the Company or for all or substantially all of the property of the Company or any Significant Subsidiary of the Company; or
     (I) orders the winding up or liquidation of the Company or any Significant Subsidiary of the Company;
and in each case the order or decree remains unstayed and in effect for 60 consecutive days.
     The term “Bankruptcy Law” means Title 11 of the United States Code (or any successor thereto) or any similar federal or state law for the relief of debtors. The term “Receiver” means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.
     (b) The Company will deliver to the Trustee, within five Business Days after becoming aware of the occurrence of a Default or Event of Default, written notice thereof.
     Section 7.02. Acceleration.
     If an Event of Default (other than an Event of Default specified in clause (6) or (7) of Section 7.01(a)) occurs and is continuing, the Trustee may, by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding may, by notice to the Company and the Trustee, declare the principal amount and accrued and unpaid interest, if any, through the date of declaration on all the Securities to be immediately due and payable. Upon such a declaration, such principal amount and such accrued and unpaid interest, if any, shall be due and payable immediately. If there are any amounts outstanding under any of the instruments constituting Senior Debt, such amounts described in the immediately preceding sentence shall become due and payable upon the first to occur of an acceleration under any of the instruments constituting Senior Debt or five Business Days after receipt by the Company and the Representative under any Senior Debt of notice of the acceleration of the Securities unless all Events of Default specified in such notice of acceleration have been cured or waived. If an Event of Default specified in Section 7.01(a)(6) or (7) occurs in respect of the Company or any Significant Subsidiary and is continuing, the principal amount and accrued but unpaid interest, if any, on all the Securities shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders of Securities. At any time after such a declaration of acceleration with respect to the Securities has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of not less than a majority in principal amount of the Securities, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:
     (1) the Company has paid or deposited with the Trustee a sum sufficient to pay in the currency in which the Securities are payable:
     (A) all overdue installments of interest on all outstanding Securities,
     (B) the principal of (and premium, if any, on) any outstanding Securities which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates borne by or provided for in the Securities,
     (C) to the extent that payment of such interest is lawful, interest upon overdue installments of interest at the rate or rates borne by or provided for in the Securities, and
     (D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and
     (2) all Events of Default with respect to the Securities, other than the nonpayment of the principal of (or premium, if any) or interest on the Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 7.04.
     Section 7.03. Other Remedies.
     (a) If an Event of Default occurs and is continuing, the Trustee may, but shall not be obligated to, pursue any available remedy by proceeding at law or in equity to collect payment of the principal amount and accrued and unpaid interest, if any, on the Securities or to enforce the performance of any provision of the Securities or this Indenture.
     (b) The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by applicable law.

     Section 7.04. Waiver of Defaults and Events of Default.
     Subject to Sections 7.07 and 10.02, the Holders of a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee may waive an existing Default or Event of Default and its consequences, except an uncured Default or Event of Default in the payment of the principal of, premium, if any, or any accrued but unpaid interest, if any, on any Security, an uncured failure by the Company to convert any Securities into Conversion Shares and cash, as applicable, or any Default or Event of Default in respect of any provision of this Indenture or the Securities which, under Section 10.02, cannot be modified or amended without the consent of the Holder of each Security affected. When a Default or Event of Default is waived, it is cured and ceases to exist.
     Section 7.05. Control by Majority.
     The Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Holder or the Trustee, or that may involve the Trustee in personal liability unless the Trustee is offered security or indemnity satisfactory to it; provided, however, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.
     Section 7.06. Limitations on Suits.
     (a) A Holder may not pursue any remedy with respect to this Indenture or the Securities (except actions for payment of overdue principal, premium, if any, or interest or for the conversion of the Securities pursuant to Article 4) unless:
     (1) the Holder gives to the Trustee written notice of a continuing Event of Default;
     (2) the Holders of at least 25% in aggregate principal amount of the then outstanding Securities make a written request to the Trustee to pursue the remedy;
     (3) such Holder or Holders offer to the Trustee security or indemnity satisfactory to it against any loss, liability or expense;
     (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and
     (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Securities then outstanding.
     (b) No Holder of a Security shall have any right under any provision of this Indenture or the Securities to affect, disturb, or prejudice the rights of another Holder of a Security or to obtain a preference or priority over another Holder of a Security.

     Section 7.07. Rights of Holders to Receive Payment and to Convert.
     Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of the principal and interest, if any, in respect of the Securities held by such Holder, on or after the respective due dates expressed in the Securities and this Indenture, and to convert such Security in accordance with Article 4, and to bring suit for the enforcement of any such payment on or after such respective due dates or for the right to convert in accordance with Article 4, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.
     Section 7.08. Collection Suit by Trustee.
     If an Event of Default described in clause (1) or (2) of Section 7.01(a) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or another obligor on the Securities for the whole amount owing with respect to the Securities and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
     Section 7.09. Trustee May File Proofs of Claim.
     The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor on the Securities), its creditors or its property and shall be entitled and empowered to collect and receive any money or other property payable or deliverable on any such claims and to distribute the same, and any Receiver in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 8.07, and to the extent that such payment of the reasonable compensation, expenses, disbursements and advances in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other property which the Holders may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to, or, on behalf of any Holder, to authorize, accept or adopt any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
     Section 7.10. Priorities.
     (a) If the Trustee collects any money pursuant to this Article 7, it shall pay out the money in the following order:
     (1) First, to the Trustee for amounts due under Section 8.07;

     (2) Second, to Holders for amounts due and unpaid on the Securities for the principal and interest, ratably, without preference or priority of any kind, according to such respective amounts due and payable on the Holders’ Securities; and
     (3) Third, the balance, if any, to the Company.
     (b) The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 7.10.
     Section 7.11. Undertaking for Costs.
     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 7.11 does not apply to a suit made by the Trustee, a suit by a Holder pursuant to Section 7.07, or a suit by Holders of more than 25% in aggregate principal amount of the Securities then outstanding. This Section 7.11 shall be in lieu of Section 315(e) of the TIA and such Section 315(e) is hereby expressly excluded from this Indenture, as permitted by the TIA.
ARTICLE 8
TRUSTEE
     Section 8.01. Obligations of Trustee.
     (a) If an Event of Default of which a Responsible Officer of the Trustee shall have actual knowledge has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.
     (b) Except during the continuance of an Event of Default of which a Responsible Officer of the Trustee shall have actual knowledge:
     (1) the Trustee need perform only those duties as are specifically set forth in this Indenture and no others and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
     (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. The Trustee, however, shall examine any certificates and opinions which by any provision hereof are specifically required to be delivered to the Trustee to determine whether or not they conform to the requirements of this Indenture, but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein.

     This Section 8.01(b) shall be in lieu of Section 315(a) of the TIA and such Section 315(a) is hereby expressly excluded from this Indenture, as permitted by the TIA.
     (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
     (1) this paragraph does not limit the effect of Section 8.01(b);
     (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and
     (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 7.05.
     This Section 8.01(c) shall be in lieu of Sections 315(d)(1), 315(d)(2) and 315(d)(3) of the TIA and such Sections are hereby expressly excluded from this Indenture as permitted by the TIA.
     (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers unless the Trustee shall have received security or indemnity satisfactory to it against potential costs and liabilities incurred by it relating thereto.
     (e) Every provision of this Indenture that in any way relates to the Trustee is subject to subsections (a), (b), (c) and (d) of this Section 8.01.
     (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
     Section 8.02. Rights of Trustee.
     (a) Subject to Section 8.01:
     (1) The Trustee may rely conclusively and shall be fully protected in acting or refraining from acting upon on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.
     (2) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel, which shall conform to Section 13.04(b). The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.

     (3) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys or custodians, and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent, attorney or custodian appointed by the Trustee with due care.
     (4) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.
     (5) The Trustee may consult with counsel of its selection, and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection in respect of any such action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.
     (6) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture or to institute, conduct or defend any litigation hereunder or in relation hereto at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.
     (7) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company, and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation. The reasonable expense of every such examination shall be paid by the Company or, if paid by the Trustee, shall be repaid by the Company upon demand from the Company’s own funds.
     (8) The Trustee shall not be deemed to have notice or knowledge of any Default, Event of Default or unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office, and such notice references the Securities and this Indenture. In the absence of receipt of such notice or actual knowledge, the Trustee may conclusively assume that there is no Default or Event of Default.
     (9) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, including, without limitation as Paying Agent, Registrar and Conversion Agent, and to each agent, custodian and other Person employed to act hereunder.

     (10) The right of the Trustee to perform any discretionary act enumerated in this Indenture shall not be construed as a duty, and the Trustee shall not be answerable for other than its own gross negligence or willful misconduct in the performance of such act.
     (11) In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
     Section 8.03. Individual Rights of Trustee.
     The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or an Affiliate of the Company with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 8.10 and 8.11.
     Section 8.04. Trustee’s Disclaimer.
     The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities and the Trustee assumes no responsibility for their correctness. It shall not be accountable for the Company’s use of the proceeds from the Securities and it shall not be responsible for any statement in the Securities other than its certificate of authentication.
     Section 8.05. Notice of Default or Events of Default.
     If a Default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Holder of a Security notice of all uncured Defaults or Events of Default known to it within 90 days after it occurs, unless that default shall have been cured or waived. However, the Trustee may withhold the notice if and for so long as a committee of its Responsible Officers in good faith determines that withholding notice is in the interests of Holders of Securities, except in the case of a Default or an Event of Default in payment of the principal of, or premium, if any, or interest on any Security when due or in the payment of any redemption or purchase obligation, or the Company’s failure to convert Securities when obligated to convert them. This Section 8.05 is in lieu of section 315(b) of the TIA and such provision is expressly excluded from this Indenture as permitted by the TIA.
     Section 8.06. Reports by Trustee to Holders.
     (a) If a report is required by TIA Section 313, within 60 days after each May 15, beginning with the May 15 following the date of this Indenture, the Trustee shall mail to each Holder of Securities a brief report dated as of such May 15 that complies with TIA Section 313(a). If required by TIA Section 313, the Trustee also shall comply with TIA Sections 313(b)(2) and (c). In the event that no events have occurred under the applicable sections of the TIA, the Trustee shall be under no duty or obligation to provide such reports.

     (b) A copy of each report at the time of its mailing to Holders of Securities shall be mailed to the Company and, to the extent required by the TIA, filed with the SEC, and each stock exchange, if any, on which the Securities are listed. The Company shall notify the Trustee whenever the Securities become listed on any stock exchange or listed or admitted to trading on any quotation system and any changes in the stock exchanges or quotation systems on which the Securities are listed or admitted to trading and of any delisting thereof.
     Section 8.07. Compensation and Indemnity.
     (a) The Company shall pay to the Trustee from time to time such compensation (as agreed to from time to time by the Company and the Trustee in writing) for its services (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it. Such expenses may include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.
     (b) The Company shall indemnify the Trustee or any predecessor Trustee (which for purposes of this Section 8.07 shall include its officers, directors, employees and agents) for, and hold it harmless against, any and all loss, claim, damage, liability or expense including taxes (other than franchise taxes and taxes based upon, measured by or determined by the income of the Trustee), incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture or any action or failure to act as authorized or within the discretion or rights or powers conferred upon the Trustee hereunder including the reasonable costs and expenses of the Trustee and its counsel in defending (including reasonable legal fees and expenses) itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. The Company need not pay for any settlement effected without its prior written consent, which shall not be unreasonably withheld. Anything in this Indenture to the contrary notwithstanding, in no event shall the Trustee be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
     (c) The Company need not reimburse the Trustee for any expense or indemnify it against any loss or liability incurred by it determined to have been caused by its own gross negligence or willful misconduct.
     (d) The Trustee shall have a senior claim to which the Securities are hereby made subordinate on all money or property held or collected by the Trustee. The obligations of the Company under this Section 8.07 shall survive the satisfaction and discharge of this Indenture or the resignation or removal of the Trustee.
     (e) When the Trustee incurs expenses or renders services after an Event of Default specified in clause (6) or (7) of Section 7.01(a) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law. The provisions of this Section shall survive the termination of this Indenture.

     Section 8.08. Replacement of Trustee.
     (a) The Trustee may resign by so notifying the Company. The Holders of a majority in aggregate principal amount of the Securities then outstanding may remove the Trustee by so notifying the Trustee and the Company and may, with the Company’s written consent, appoint a successor Trustee. The Company may remove the Trustee at any time, so long as no Default or Event of Default has occurred and is continuing, and appoint a Successor Trustee in accordance with this Section 8.08.
     (b) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. If the Company fails to promptly appoint a successor Trustee, the Trustee shall have the right to choose a qualified Trustee as successor, and the Company shall appoint such successor as Trustee. The resignation or removal of a Trustee shall not be effective until a successor Trustee shall have delivered the written acceptance of its appointment as described below.
     (c) If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of 10% in principal amount of the Securities then outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee at the expense of the Company.
     (d) If the Trustee fails to comply with Section 8.10, any Holder who has been a bona fide holder of indenture securities for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
     (e) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee and be released from its obligations (exclusive of any liabilities that the retiring Trustee may have incurred while acting as Trustee) hereunder, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.
     (f) A retiring Trustee shall not be liable for the acts or omissions of any successor Trustee after its succession.
     (g) Notwithstanding replacement of the Trustee pursuant to this Section 8.08, the Company’s obligations under Section 8.07 shall continue for the benefit of the retiring Trustee.
     Section 8.09. Successor Trustee by Merger, Etc.
     If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business (including the administration of this Indenture) to, another corporation, the resulting, surviving or transferee corporation, without any further act, shall be the successor Trustee; provided such transferee corporation shall qualify and be eligible under Section 8.10. Such successor Trustee shall promptly mail notice of its succession to the Company and each Holder.

     Section 8.10. Eligibility; Disqualification.
     The Trustee shall always satisfy the requirements of paragraphs (1), (2) and (5) of TIA Section 310(a). The Trustee (or its parent holding company) shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. If at any time the Trustee shall cease to satisfy any such requirements, it shall resign immediately in the manner and with the effect specified in this Article 8. The Trustee shall be subject to the provisions of TIA Section 310(b). Nothing herein shall prevent the Trustee from filing with the SEC the application referred to in the penultimate paragraph of TIA Section 310(b).
     Section 8.11. Preferential Collection of Claims Against Company.
     The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.
ARTICLE 9
SATISFACTION AND DISCHARGE OF INDENTURE
     Section 9.01. Satisfaction and Discharge of Indenture.
     (a) This Indenture shall cease to be of further force and effect (except as to any surviving rights of conversion, registration of transfer or exchange of Securities herein expressly provided for and except as further provided below), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when either:
     (A) all Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.07 and (ii) Securities for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company as provided in Section 9.03) have been delivered to the Trustee for cancellation; or
     (B) all such Securities not theretofore delivered to the Trustee for cancellation have become due and payable, whether at the Final Maturity Date or upon conversion or otherwise;
provided that
     (1) the Company has deposited with the Trustee, a Paying Agent (other than the Company or any of its Affiliates) or a Conversion Agent, if applicable, immediately available funds in trust and/or Conversion Shares, if applicable, for the purpose of and in an amount sufficient to pay and discharge all indebtedness and obligations related to such Securities not theretofore delivered to the Trustee for cancellation, for principal and interest to the date of such deposit (in the case of Securities which have become due and payable) or Conversion Date, as the case may be;

     (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and
     (3) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein relating to the satisfaction and discharge of this Indenture have been complied with.
     (b) Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company with respect to the conversion privilege and the Conversion Rate of the Securities pursuant to Article 4, the obligations of the Company to the Trustee under Section 8.07 and, if money shall have been deposited with the Trustee pursuant to clause (2) of Section 9.01(a), the provisions of Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.12, 5.01 and 12.05, Article 4, and this Article 9, shall survive until the Securities have been paid in full.
     Section 9.02. Application of Trust Money.
     Subject to the provisions of Section 9.03, the Trustee or a Paying Agent shall hold in trust, for the benefit of the Holders, all money deposited with it pursuant to Section 9.01 and shall apply the deposited money in accordance with this Indenture and the Securities to the payment of the principal of and interest on the Securities.
     Section 9.03. Repayment to Company.
     (a) The Trustee and each Paying Agent shall promptly pay to the Company upon request any excess money (1) deposited with them pursuant to Section 9.01 and (2) held by them at any time.
     (b) The Trustee and each Paying Agent shall, subject to applicable abandonment property laws, pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years after a right to such money has matured; provided, however, that the Trustee or such Paying Agent, before being required to make any such payment, may at the expense of the Company cause to be mailed to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein, which shall be at least 30 days from the date of such mailing, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.
     Section 9.04. Reinstatement.
     If the Trustee or any Paying Agent is unable to apply any money in accordance with Section 9.02 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 9.01 until such time as the Trustee or such Paying Agent is permitted to apply all such money in accordance with Section 9.02; provided, however, that if the Company has made any payment of the principal of or interest on any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive any such payment from the money held by the Trustee or such Paying Agent.

ARTICLE 10
AMENDMENTS; SUPPLEMENTS AND WAIVERS
     Section 10.01. Without Consent of Holders.
     Without the consent of any Holders of the Securities, the Company, when authorized by or pursuant to a resolution of the Board of Directors, and the Trustee may enter into an indenture or indentures supplemental hereto for any of the following purposes:
     (a) to evidence the succession or addition of another Person to the Company and the assumption by any such successor of covenants of the Company under this Indenture;
     (b) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power conferred upon the Company in this Indenture;
     (c) to add any additional Events of Default for the benefit of the Holders of all the Securities;
     (d) to permit or facilitate the issuance of the Securities in uncertificated form, provided that such action shall not adversely affect the Holders in any material respect.
     (e) to secure the Securities;
     (f) to make any change to the provisions of Article 12 (Subordination of Securities) that would limit or terminate the benefits available to any holder of Senior Debt under such provisions;
     (g) to evidence and provide for the acceptance of appointment by a successor Trustee and to add to or change any of the provisions of this Indenture as is necessary to provide for or facilitate the administration of the trusts under this Indenture by more than one Trustee;
     (h) to provide for rights of Holders of the Securities if any reclassification or change of the Company’s Common Stock or any consolidation, merger or sale of all or substantially all of the Company’s property or assets occurs;
     (i) to comply with the requirements of the SEC in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act, as contemplated by this Indenture or otherwise;
     (j) to cure any ambiguity, defect or inconsistency in this Indenture provided that such action shall not adversely affect the Holders in any material respect;

     (k) to supplement any of the provisions of this Indenture to the extent necessary to permit or facilitate satisfaction and discharge of the Securities under this Indenture, provided that such action shall not adversely affect the interests of the Holders in any material respect; or
     (l) to take any other action that will not adversely affect the Holders.
The Trustee is hereby authorized to join with the Company in the execution of any supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into any such supplemental indenture which adversely affects its own rights, duties or immunities under this Indenture. No amendment may be made to the subordination provisions of this Indenture that adversely affects the rights of any holder of Designated Senior Debt then outstanding unless the holders of such Designated Senior Debt (or their Representative) consent to such change. The consent of the holders of the Securities is not necessary to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.
     Section 10.02. With Consent of Holders.
     (a) The Company and the Trustee may amend or supplement this Indenture or the Securities with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding and affected by such amendment or supplement (voting together as a single class). However, subject to Section 10.04, without the written consent of each Holder affected, an amendment, supplement or waiver may not:
     (i) change the stated maturity of the principal of, or any installment of principal of, or interest on, the Securities;
     (ii) reduce the principal amount of or the rate of interest on the Securities;
     (iii) change the timing or reduce the amount payable on the repurchase of the Securities;
     (iv) make any change that impairs or adversely affects the rights of a Holder to convert Securities in accordance herewith;
     (v) change the place of payment, or the coin or currency, for payment of principal of, or interest on, the Securities;
     (vi) impair the right to institute suit for the enforcement of any payment on or with respect to Securities or the delivery of the Conversion Shares as required by this Indenture upon a conversion of Securities;
     (vii) reduce the above stated percentage in principal amount of Outstanding Securities necessary to modify or amend this Indenture, to waive compliance with specified provisions thereof or specified defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in this Indenture; or

     (viii) modify any of the provisions of this Section 10.02 or Section 7.02, 7.04, 7.05 or 8.08(a) of this Indenture, except to increase the required percentage to effect such action or to provide that specified other provisions of this Indenture may not be modified or waived without the consent of the Holders of each outstanding Security affected thereby.
     (b) Without limiting the provisions of Section 10.02(a) hereof, the Holders of a majority in principal amount of the Securities then outstanding may, on behalf of all the Holders of all Securities, (i) waive compliance by the Company with the restrictive provisions of this Indenture, and (ii) waive any past Default or Event of Default under this Indenture and its consequences, except an uncured failure to pay when due the principal amount or accrued and unpaid interest, or in the obligation to deliver Conversion Shares or cash, if any and as applicable, or in respect of any provision which under this Indenture cannot be modified or amended without the consent of the Holder of each outstanding Security affected.
     (c) After an amendment, supplement or waiver under this Section 10.02 becomes effective, the Company shall promptly mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.
     (d) For purposes of this Indenture, Securities will be deemed Outstanding if they have been authenticated and delivered under this Indenture unless, among other things, the Securities have matured or been cancelled, converted or repurchased.
     Section 10.03. Compliance with Trust Indenture Act.
     Every amendment to or supplement of this Indenture or the Securities shall comply with the TIA as in effect at the date of such amendment or supplement.
     Section 10.04. Revocation and Effect of Consents.
     (a) Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to its Security or portion of a Security if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective.
     (b) After an amendment, supplement or waiver becomes effective, it shall bind every Holder of a Security.
     Section 10.05. Notation on or Exchange of Securities.
     If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

     Section 10.06. Trustee to Sign Amendments, Etc.
     The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article 10 if the amendment or supplemental indenture does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, in its sole discretion, but need not sign it. In signing or refusing to sign such amendment or supplemental indenture, the Trustee shall be provided with and, subject to Section 8.01, shall be fully protected in relying upon, an Officer’s Certificate and Opinion of Counsel stating that such amendment or supplemental indenture is authorized or permitted by this Indenture. The Company may not sign an amendment or supplement indenture until the Board of Directors approves it.
     Section 10.07. Effect of Supplemental Indentures.
     Upon the execution of any supplemental indenture under this Article 10, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.
ARTICLE 11
REDEMPTION
     Section 11.01. Redemption.
     The Company shall not have the right to redeem any Securities prior to the Final Maturity Date.
ARTICLE 12
SUBORDINATION OF SECURITIES
     Section 12.01. Securities Subordinate to Senior Debt.
          The Company covenants and agrees, and each Holder of the Securities by its acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article 12, the Debt represented by the Securities and the payment of the principal of, premium, if any, and interest on, the Securities are hereby expressly made subordinate and subject in right of payment as provided in this Article 12 to the prior payment in full in cash or cash equivalents or, as acceptable to the holders of Senior Debt, in any other manner, of all Senior Debt.
          This Article 12 shall constitute a continuing offer to all Persons who, in reliance upon such provisions, become holders of or continue to hold Senior Debt; and such provisions are made for the benefit of the holders of Senior Debt; and such holders are made obligees hereunder and they or each of them may enforce such provisions.

     Section 12.02. Payment over Proceeds upon Dissolution, etc.
          In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or to its creditors, as such, or to its assets, whether voluntary or involuntary or (b) any liquidation, dissolution or other winding-up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any general assignment for the benefit of creditors or other marshalling of assets or liabilities of the Company (except in connection with the merger or consolidation of the Company or its liquidation or dissolution following the transfer of substantially all of its assets, upon the terms and conditions permitted as described under Section 6.01), then and in any such event:
     (i) the holders of Senior Debt of the Company shall be entitled to receive payment in full in cash or cash equivalents or, as acceptable to the holders of Senior Debt, in any other manner, of all amounts due on or in respect of all Senior Debt of the Company, or provision shall be made for such payment, before the Holders of the Securities are entitled to receive or retain any payment or distribution of any kind or character on account of principal of, premium, if any, or interest on, the Securities; and
     (ii) any payment or distribution of assets of the Company of any kind or character, whether in cash, Property or securities, by set-off or otherwise, to which the Holders or the Trustee would be entitled but for the provisions of this Article 12 shall be paid by the liquidating trustee or agent or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Debt or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Debt may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Debt held or represented by each, to the extent necessary to make payment in full in cash, cash equivalents or, as acceptable to holders of Senior Debt, in any other manner, of all Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution, or provision therefor, to the holders of such Senior Debt; and
     (iii) in the event that, notwithstanding the foregoing provisions of this Section 12.02, the Trustee or the Holder of any Security shall have received any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, including, without limitation, by way of set-off or otherwise, in respect of principal of, premium, if any, interest on, or any other obligation owing in respect of, the Securities before all Senior Debt of the Company is paid in full or payment thereof provided for, then and in such event such payment or distribution shall be held by the recipient in trust for the benefit of holders of Senior Debt and shall be immediately paid over or delivered to the holders of Senior Debt or their representative or representatives to the extent necessary to make payment in full of all Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution, or provision therefor, to or for the holders of Senior Debt.

          The consolidation of the Company with, or the merger of Company with or into, another Person or the liquidation or dissolution of the Company following the conveyance, transfer or lease of its properties and assets substantially as an entirety to another Person upon the terms and conditions set forth in Article 6 hereof shall not be deemed a dissolution, winding-up, liquidation, reorganization, assignment for the benefit of creditors or marshaling of assets and liabilities of the Company for the purposes of this Article 12 if the Person formed by such consolidation or the surviving entity of such merger or the person which acquires by conveyance, transfer or lease such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance, transfer or lease, comply with the conditions set forth in such Article 6 hereof.
     Section 12.03. Suspension of Payment when Designated Senior Debt in Default.
     (a) Unless Section 12.02 hereof shall be applicable, after the occurrence of a Payment Default, no payment or distribution of any assets or securities of the Company or any Subsidiary of any kind or character (including, without limitation, cash, property and any payment or distribution which may be payable or deliverable by reason of the payment of any other Debt of the Company being subordinated to the payment of the Securities by the Company) may be made by or on behalf of the Company or any Subsidiary, including, without limitation, by way of set-off or otherwise, for or on account of principal of, premium, if any, or interest on, the Securities (except in the form of Permitted Junior Securities), or for or on account of the purchase, redemption or other acquisition of the Securities (except in the form of Permitted Junior Securities), and neither the Trustee nor any Holder or owner of any Securities shall take or receive from the Company or any Subsidiary, directly or indirectly in any manner, payment in respect of all or any portion of the Securities (except in the form of Permitted Junior Securities) following the delivery by the representative of the holders of Designated Senior Debt (the “Representative”) to the Trustee of written notice of the occurrence of a Payment Default, and in any such event, such prohibition shall continue until (A) such Payment Default has been cured or waived or has ceased to exist or (B) such Designated Senior Debt has been paid in full in cash; provided, however, that the Company may pay the Securities without regard to the foregoing if the Company and the Trustee receive written notice approving such payment from the Representative of such issue of Designated Senior Debt. At such time as the prohibition set forth in the preceding sentence shall no longer be in effect, subject to the provisions of the following paragraph (b), the Company shall resume making any and all required payments in respect of the Securities, including any missed payments.
     (b) Unless Section 12.02 hereof shall be applicable, upon the occurrence of a Non-Payment Event of Default on any Designated Senior Debt, no payment or distribution of any assets of the Company of any kind shall be made by the Company, including, without limitation, by way of set-off or otherwise, on account of any principal of, premium, if any, or interest on the Securities (except in the form of Permitted Junior Securities) or on account of the purchase or redemption or other acquisition of Securities (except in the form of Permitted Junior Securities) for a period (“Payment Blockage Period”) commencing on the date of receipt by the Trustee of written notice from the Representative of such Non-Payment Event of Default unless and until

(subject to any blockage of payments that may then be in effect under the preceding paragraph (a)) the earliest of (w) more than 179 days shall have elapsed since the date of receipt of such written notice by the Trustee, (x) such Non-Payment Event of Default shall have been cured or waived or is otherwise no longer continuing, (y) such Designated Senior Debt shall have been paid in full in cash or cash equivalents or (z) such Payment Blockage Period shall have been terminated by written notice to the Company or the Trustee from the Representative initiating such Payment Blockage Period, or the holders of at least a majority in principal amount of such issue of Designated Senior Debt, after which, in the case of clause (w), (x), (y) or (z), the Company shall resume making any and all required payments in respect of the Securities, including any missed payments. Notwithstanding any other provisions of this Indenture, no Non-Payment Event of Default with respect to Designated Senior Debt which existed or was continuing on the date of the commencement of any Payment Blockage Period initiated by the Representative shall be, or be made, the basis for the commencement of a second Payment Blockage Period initiated by the Representative, whether or not within the Initial Blockage Period, unless such Non-Payment Event of Default shall have been cured or waived for a period of not less than 90 consecutive days. In no event shall a Payment Blockage Period extend beyond 179 days from the date of the receipt by the Trustee of the notice referred to in this Section 12.03(b) (the “Initial Blockage Period”). Any number of additional Payment Blockage Periods may be commenced during the Initial Blockage Period; provided, however, that no such additional Payment Blockage Period shall extend beyond the Initial Blockage Period. After the expiration of the Initial Blockage Period, no Payment Blockage Period may be commenced under this Section 12.03(b) until at least 180 consecutive days have elapsed from the last day of the Initial Blockage Period.
     (c) In the event that, notwithstanding the foregoing, the Trustee or the Holder of any Security shall have received any payment prohibited by the foregoing provisions of this Section 12.03, then and in such event such payment shall be paid over and delivered forthwith to the Representative initiating the Payment Blockage Period, in trust for distribution to the holders of Senior Debt or, if no amounts are then due in respect of Senior Debt, promptly returned to the Company, or otherwise as a court of competent jurisdiction shall direct.
     Section 12.04. Trustee’s relation to Senior Debt.
     With respect to the holders of Senior Debt, the Trustee is to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article 12, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt and the Trustee shall not be liable to any holder of Senior Debt if it shall mistakenly pay over or deliver to Holders, the Company or any other Person moneys or assets to which any holder of Senior Debt shall be entitled by virtue of this Article 12 or otherwise.
     Section 12.05. Subrogation to Rights of Holder of Senior Debt.
     Upon the payment in full of all Senior Debt, the Holders of the Securities shall be subrogated to the rights of the holders of such Senior Debt to receive payments and distributions of cash, Property and securities applicable to Senior Debt until the principal of, premium, if any and interest on the Securities shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of Senior Debt of any cash, Property or securities to which the Holders of the Securities or the Trustee would be entitled except for the provisions of this Article 12, and no payments over pursuant to the provisions of this Article 12 to the holders of Senior Debt by Holders of the Securities or the Trustee, shall, as among the Company, its creditors other than holders of Senior Debt and the Holders of the Securities, be deemed to be a payment or distribution by the Company to or on account of Senior Debt.
          If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article 12 shall have been applied, pursuant to the provisions of this Article 12, to the payment of all amounts payable under the Senior Debt of the Company, then and in such case the Holders shall be entitled to receive from the holders of such Senior Debt at the time outstanding any payments or distributions received by such holders of such Senior Debt in excess of the amount sufficient to pay all amounts payable under or in respect of such Senior Debt in full in cash or cash equivalents.
     Section 12.06. Provisions Solely to Define Relative Rights.
          The provisions of this Article 12 are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities on the one hand and the holders of Senior Debt on the other hand. Nothing contained in this Article 12 or elsewhere in this Indenture or in the Securities is intended to or shall (a) impair, as among the Company, its creditors other than holders of Senior Debt and the Holders of the Securities, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Securities the principal of, premium, if any, and interest on the Securities as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Company of the Holders of the Securities and creditors of the Company other than the holders of Senior Debt; or (c) prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon a Default or an Event of Default under this Indenture, subject to the rights, if any, under this Article 12 of the holders of Senior Debt (1) in any case, proceeding, dissolution, liquidation or other winding-up, assignment for the benefit of creditors or other marshaling of assets and liabilities of the Company referred to in Section 12.02 hereof, to receive, pursuant to and in accordance with such Section, cash, Property and securities otherwise payable or deliverable to the Trustee or such Holder, or (2) under the conditions specified in Section 12.03, to prevent any payment prohibited by such Section or enforce their rights pursuant to Section 12.03(c) hereof. The failure to make a payment on account of principal of, premium, if any, or interest on, the Securities by reason of any provision of this Article 12 shall not be construed as preventing the occurrence of a Default or an Event of Default hereunder.
     Section 12.07. Trustee to Effectuate Subordination.
          Each Holder of a Security by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee his attorney-in-fact for any and all such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of the Company whether in bankruptcy, insolvency, receivership proceedings, or otherwise, the timely filing of a claim for the unpaid balance of the indebtedness of the Company owing to such Holder in the form required in such proceedings and the causing of such a claim to be approved. If the Trustee does not file such a claim prior to 30 days before the expiration of the time to file such a claim, the holders of Senior Debt, or any Representative, may file such a claim on behalf of Holders of the Securities.
     Section 12.08. No Waiver of Subordination Provisions.
     (a) No right of any present or future holder of any Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.
     (b) Without limiting the generality of subsection (a) of this Section 12.08, the holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to the Holders of the Securities and without impairing or releasing the subordination provided in this Article 12 or the obligations hereunder of the Holders of the Securities to the holders of Senior Debt, do any one or more of the following: (1) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Debt or any instrument evidencing the same or any agreement under which Senior Debt is outstanding; (2) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (3) release any Person liable in any manner for the collection or payment of Senior Debt; and (4) exercise or refrain from exercising any rights against the Company and any other Person.
     Section 12.09. Notice to Trustee.
     (a) The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee at its Corporate Trust Office in respect of the Securities. Notwithstanding the provisions of this Article 12 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Securities, unless and until the Trustee shall have received written notice thereof from the Company or a holder of Senior Debt or from any trustee, fiduciary or agent therefor; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of this Section 12.09, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section 12.09 at least five Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose under this Indenture (including, without limitation, the payment of the principal of, premium, if any, or interest on, any Security), then, anything herein contained to the contrary notwithstanding but without limiting the rights and remedies of the holders of Senior Debt or any trustee, fiduciary or agent therefor, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within five Business Days prior to such date; nor shall the Trustee be charged with knowledge of the curing of any such default or the elimination of the act or condition preventing any such payment unless and until the Trustee shall have received an Officers’ Certificate to such effect.

     (b) Subject to the provisions of Section 8.01 hereof, the Trustee shall be entitled to rely on the delivery to it of a written notice to the Trustee and the Company by a Person representing itself to be a holder of Senior Debt (or a trustee, fiduciary or agent therefor) to establish that such notice has been given by a holder of Senior Debt (or a trustee, fiduciary or agent therefor); provided, however, that failure to give such notice to the Company shall not affect in any way the ability of the Trustee to rely on such notice. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Article 12, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article 12, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.
     Section 12.10. Reliance on Judicial Order or Certificate of Liquidating Agent.
          Upon any payment or distribution of assets of the Company referred to in this Article 12, the Trustee, subject to the provisions of Section 8.01 hereof, and the Holders shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding-up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Debt and other Debt of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 12; provided that the foregoing shall apply only if such court has been fully apprised of the provisions of this Article 12.
     Section 12.11. Rights of Trustee as a Holder of Senior Debt; Preservation of Trustee’s Rights.
          The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article 12 with respect to any Senior Debt which may at any time be held by it, to the same extent as any other holder of Senior Debt, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder. Nothing in this Article 12 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 8.07 hereof.
     Section 12.12. Article Applicable to Paying Agents.
          In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term “Trustee” as used in this Article 12 shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article 12 in addition to or in place of the Trustee.

     Section 12.13. No Suspension of Remedies.
          Nothing contained in this Article 12 shall limit the right of the Trustee or the Holders of the Securities to take any action to accelerate the maturity of the Securities pursuant to Article 7 or to pursue any rights or remedies hereunder or under applicable law, subject to the rights, if any, under this Article 12 of the holders, from time to time, of Senior Debt.
ARTICLE 13
MISCELLANEOUS
     Section 13.01. Trust Indenture Act Controls.
     If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by any of Sections 310 to 317, inclusive, of the TIA through operation of Section 318(c) thereof, such imposed duties shall control.
     Section 13.02. Notices.
     Any demand, authorization notice, request, consent or communication shall be given in writing and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission (confirmed by delivery in person or mail by first-class mail, postage prepaid, or by guaranteed overnight courier) to the following facsimile numbers:

If to the Company:

ION Media Networks, Inc.
601 Clearwater Park Road
West Palm Beach, Florida 33401
Attention: Chief Financial Officer and Chief Legal Officer

If to the Trustee, to:

The Bank of New York Trust Company, N.A.
10161 Centurion Parkway 2nd Floor
Jacksonville, Florida 32256

Attention: Corporate Trust Administration
Fax: 904-645-1921
     Such notices or communications shall be effective when received.
     The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

     Any notice or communication mailed to a Holder of a Security shall be mailed by first-class mail or delivered by an overnight delivery service to it at its address shown on the register kept by the Primary Registrar.
     Failure to mail a notice or communication to a Holder of a Security or any defect in it shall not affect its sufficiency with respect to other Holders of Securities. If a notice or communication to a Holder of a Security is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.
     If the Company mails any notice to a Holder of a Security, it shall mail a copy to the Trustee and each Registrar, Paying Agent and Conversion Agent.
     Section 13.03. Communications by Holders with Other Holder.
     Holders of Securities may communicate pursuant to TIA Section 312(b) with other Holders of Securities with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and any other person shall have the protection of TIA Section 312(c).
     Section 13.04. Certificate and Opinion as to Conditions Precedent.
     Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:
     (1) an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent (including any covenants, compliance with which constitutes a condition precedent), if any, provided for in this Indenture relating to the proposed action have been complied with; and
     (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent (including any covenants, compliance with which constitutes a condition precedent) have been complied with.
     (b) Each Officers’ Certificate and Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:
     (1) a statement that the person making such certificate or opinion has read such covenant or condition;
     (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
     (3) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

     (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials.
     Section 13.05. Record Date for Vote or Consent of Holders of Securities.
     (a) The Company (or, in the event deposits have been made pursuant to Section 9.01, the Trustee) may set a record date for purposes of determining the identity of Holders entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture, which record date shall not be more than 30 days prior to the date of the commencement of solicitation of such action. Notwithstanding the provisions of Section 10.04, if a record date is fixed, those persons who were Holders of Securities at the close of business on such record date (or their duly designated proxies), and only those persons, shall be entitled to take such action by vote or consent or to revoke any vote or consent previously given, whether or not such persons continue to be Holders after such record date.
     (b) A meeting will be permitted to be called at any time by the Trustee, and also, upon request, by the Company or the Holders of at least 10% in principal amount of the Outstanding Securities, in any such case upon written notice given as provided in this Indenture. Except for any consent that must be given by the Holder of each Security affected by specified modifications and amendments of this Indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present will be permitted to be adopted by the affirmative vote of the Holders entitled to vote a majority in aggregate principal amount of the Outstanding Securities represented at that meeting; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the Outstanding Securities may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the Holders of such specified percentage in principal amount of the Outstanding Securities. Any resolution passed or decision taken at any meeting of Holders of Securities duly held in accordance with this Indenture will be binding on all Holders of such Securities, whether or not present or represented at the meeting. The quorum at any meeting of Holders of the Securities called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of such Outstanding Securities; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which may be given by the Holders of not less than a specified percentage in principal amount of the Outstanding Securities, the persons holding or representing such specified percentage in principal amount of such Outstanding Securities will constitute a quorum.
     (c) Notwithstanding the foregoing provisions, if any action is to be taken at a meeting of Holders of the Securities with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that this Indenture expressly provides may be made, given or taken by the Holders of a specified percentage in principal amount of all Outstanding Securities affected thereby:

     (1) there shall be no minimum quorum requirement for such meeting; and
     (2) the principal amount of such Outstanding Securities that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under this Indenture.
     Section 13.06. Rules by Trustee, Paying Agent, Registrar and Conversion Agent.
     The Trustee may make reasonable rules (not inconsistent with the terms of this Indenture) for action by or at a meeting of Holders. Any Registrar, Paying Agent or Conversion Agent may make reasonable rules for its functions.
     Section 13.07. Legal Holidays.
     A “Legal Holiday” is a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are authorized or obligated by law or executive order to close. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a Regular Record Date is a Legal Holiday, the record date shall not be affected.
     Section 13.08. Governing Law.
     This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York.
     Section 13.09. No Adverse Interpretation of Other Agreements.
     This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.
     Section 13.10. No Recourse Against Others.
     No director, officer, employee, incorporator or shareholder of the Company, as such, will have any liability for any obligations of the Company under the Securities, this Indenture, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Securities by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities. The waiver may not be effective to waive liabilities under the federal securities laws.
     Section 13.11. No Security Interest Created.
     Nothing in this Indenture or in the Securities, express or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, now in effect or hereafter enacted and made effective, in any jurisdiction.

     Section 13.12. Successors.
     All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.
     Section 13.13. Multiple Counterparts.
     The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent the same agreement.
     Section 13.14. Separability.
     If any provisions in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
     Section 13.15. Table of Contents, Headings, Etc.
     The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.
Section 13.16. Waiver of Jury Trial.
     EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTION CONTEMPLATED HEREBY.
Section 13.17. Force Majeure.
     In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
[SIGNATURE PAGES FOLLOW]

     IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date and year first written above.

ION MEDIA NETWORKS, INC.
By:	/s/
Name:
Title:

THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee
By:	/s/
Name:
Title:

EXHIBIT A
[FORM OF FACE OF SECURITY]
     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.1
     THIS SECURITY AND THE CONVERSION SHARES ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER:
     (1) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS SECURITY OR ANY CONVERSION SHARES ISSUABLE UPON CONVERSION OF THE SECURITY EXCEPT (A) TO ION MEDIA NETWORKS, INC. (THE “COMPANY”) OR ANY OF ITS SUBSIDIARIES, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR (D) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF RESALE OR TRANSFER; AND

[1]	This paragraph should be included only if the Security is a Global Security deposited with The Depositary Trust Company.

     (2) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED PURSUANT TO CLAUSE 1(B) ABOVE A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF THE TRANSFER AND SUBMIT THIS SECURITY TO THE TRUSTEE (OR ANY SUCCESSOR TRUSTEE, AS APPLICABLE). IF THE PROPOSED TRANSFER IS PURSUANT TO CLAUSE 1(C) ABOVE, THE HOLDER MUST, PRIOR TO THE TRANSFER, FURNISH TO THE TRUSTEE (OR ANY SUCCESSOR TRUSTEE, AS APPLICABLE), ANY CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THE COMPANY OR THE TRUSTEE MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

ION MEDIA NETWORKS, INC.
11% Series A Mandatorily Convertible Senior Subordinated Notes due 2013

No.	CUSIP:
     ION MEDIA NETWORKS, INC., a Delaware Corporation promises to pay to                               or registered assigns, the principal amount of           dollars ($[          ]) on July 31, 2013, as adjusted per the Schedule of Exchanges attached hereto.
     This Security shall bear interest as specified on the other side of this Security. This Security is convertible as specified on the other side of this Security.
     Additional provisions of this Security are set forth on the other side of this Security.
Dated:
SIGNATURE PAGE FOLLOWS

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

ION MEDIA NETWORKS, INC.
By:	/s/
Name:
Title:

Dated:
Trustee’s Certificate of Authentication: This is one of the Securities referred to in the within-mentioned Indenture.
THE BANK OF NEW YORK TRUST COMPANY, N.A.,
as Trustee

By:	/s/
Authorized Signatory

[FORM OF REVERSE SIDE OF SECURITY]
ION MEDIA NETWORKS, INC.
11% SERIES A MANDATORILY CONVERTIBLE SENIOR SUBORDINATED NOTES DUE 2013
     This Security is one of a duly authorized issue of notes, debentures, bonds, or other evidences of indebtedness of the Company (hereinafter called the “Securities”) of the series hereinafter specified, all issued or to be issued under and pursuant to an Indenture, dated as of June ___, 2007 between the Company and The Bank of New York Trust Company, N.A., as trustee, and reference is hereby made to the Indenture, and all modifications and amendments and indentures supplemental thereto relating to the Securities, for a description of the rights, limitations of rights, obligations, duties, and immunities thereunder of the Trustee, the Company and the Holders of the Securities and the terms upon which the Securities are authenticated and delivered. Terms used herein without definition and which are defined in the Indenture have the meanings assigned to them in the Indenture.
1. INTEREST
     The Securities shall bear interest at the rate of 11% per annum from the date hereof or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, as the case may be, payable quarterly in arrears on January 31, April 30, July 31 and October 31 of each year (each, an “Interest Payment Date”), commencing on the next Interest Payment Date after the date hereof, until the principal hereof is paid or duly made available for payment. Interest payable on each Interest Payment Date shall equal the amount of interest accrued for the period commencing on and including the immediately preceding Interest Payment Date in respect of which interest has been paid or duly provided for (or commencing on and including the date hereof, if no interest has been paid or duly provided for) and ending on and including the day preceding such Interest Payment Date. Interest will cease to accrue on a Security upon its maturity or conversion. Interest on the Securities will be computed on the basis of a 360-day year consisting of twelve 30-day months.
The Company may, at its option, elect to pay interest on the Securities:
     (i) entirely in cash, or
     (ii) by deferring the payment of all such interest to any subsequent Interest Payment Date.
The Company must elect (A) the form of interest payment with respect to each Interest Payment Date and (B) whether the Company will pay in cash any previously deferred interest by delivering a notice to the Trustee 5 Business Days prior to the Regular Record Date for such Interest Payment Date. The Trustee shall promptly deliver a corresponding notice to the Holders. For the avoidance of doubt, interest that is deferred shall not be added to the principal of the Securities or earn interest.

2. METHOD OF PAYMENT
     Except as provided in the Indenture, the Company shall pay interest on the Securities to the Persons who are Holders of record of Securities at the close of business (whether or not a Business Day) on the January 15, April 15, July 15 and October 15 immediately preceding the applicable Interest Payment Date (each, a “Regular Record Date”). Holders must surrender Securities to a Paying Agent and comply with the other terms of the Indenture to collect the principal amount, plus, if applicable, accrued and unpaid interest payable as herein provided at maturity. The Company shall pay, in money of the United States that at the time of payment is legal tender for payment of public and private debts, all amounts due in cash with respect to the Securities on the dates and in the manner provided in this Security and the Indenture.
3. PAYING AGENT, CONVERSION AGENT AND SECURITY REGISTRAR
     Initially, the Trustee shall act as Paying Agent, Conversion Agent and Security Registrar. The Company hereby initially designates the Corporate Trust Office of the Trustee in New York, New York as the office to be maintained by it where this Security may be presented for payment, registration of transfer or exchange, where notices or demands to or upon the Company in respect of this Security or the Indenture may be served and where the Securities may be surrendered for conversion in accordance with the provisions of paragraph 6 hereof and the Indenture. The Company may appoint and change any Paying Agent, Conversion Agent, Security Registrar or co-registrar or approve a change in the office through which any Paying Agent acts without notice, other than notice to the Trustee.
4. REDEMPTION BY THE COMPANY
     The Company shall not have the right to redeem any Securities prior to the Final Maturity Date.
5. CONVERSION
     The Securities shall be convertible into the consideration specified in the Indenture at such times, upon compliance with such conditions and upon the terms set forth in the Indenture. The Securities shall not be convertible until such time as an amendment to the Company’s certificate of incorporation providing for the issuance of Conversion Shares is effective under the laws of the State of Delaware.
     Upon the occurrence of a Mandatory Conversion Event, unless previously converted at the option of the Holder in accordance with the provisions of Section 4.01(a) of the Indenture, each outstanding Security shall, without notice to Holders thereof, convert automatically (the “Mandatory Conversion”) into a number of Conversion Shares equal to (A)(x) the principal amount of the Securities so converted plus accrued and unpaid interest thereon through the Conversion Date multiplied by (y) the Mandatory Conversion Factor, divided by (B) the Conversion Price then in effect.
     The initial Conversion Price shall be $0.90 per Conversion Share and shall increase from the Initial Issue Date at the rate of 11% per annum. The Conversion Price and the initial Conversion Rate of 1111.1111 Conversion Shares per $1,000 principal amount of Securities are subject to adjustment in certain circumstances as specified in the Indenture.

     To convert this Security if this Security is in book-entry form, the Holder must convert by book-entry transfer to the Conversion Agent through the facilities of DTC and the conversion notice must comply with all applicable DTC procedures. To convert this Security if this Security is held in certificated form, the Holder must (a) complete and manually sign the irrevocable conversion notice set forth below (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent at the office maintained by the Conversion Agent for such purpose, (b) surrender such Security to the Conversion Agent, (c) furnish appropriate endorsements and transfer documents if required by the Conversion Agent and (d) pay any transfer or similar tax, if required. The date on which the Holder satisfies all such requirements shall be deemed to be the date on which this Security shall have been tendered for conversion.
6. RANKING
     The Securities are senior subordinated obligations of the Company junior to the Senior Debt and pari passu with all Senior Subordinated Debt.
7. DENOMINATIONS; TRANSFER; EXCHANGE
     This Security is issuable only in fully registered, book-entry form, rounded to the nearest whole dollar amount. This Security may be exchanged for a like aggregate principal amount of Securities of other authorized denominations at the office or agency of the Company in The City of New York, in the manner and subject to the limitations provided herein and in the Indenture, but without the payment of any charge except for any tax or other governmental charge imposed in connection therewith. Upon due presentment for registration of transfer of this Security at the office or agency of the Company in The City of New York, one or more new Securities of authorized denominations in an equal aggregate principal amount will be issued to the transferee in exchange therefor, and bearing such restrictive legends as may be required by the Indenture, but without payment of any charge except for any tax or other governmental charge imposed in connection therewith.
8. PERSONS DEEMED OWNERS
     The Holder of this Security may be treated as the owner of this Security for all purposes, and none of the Company or the Trustee nor any authorized agent of the Company or the Trustee shall be affected by any notice to the contrary, except as required by law.
9. MODIFICATION AND AMENDMENT; WAIVER
     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in the aggregate principal amount of all Outstanding Securities affected thereby (voting together as a single class). The Indenture also provides that certain amendments or modifications may not be made without the consent of each Holder to be affected thereby. Furthermore, provisions in the Indenture permit the Holders of a majority in the aggregate principal amount of the Outstanding Securities, in certain instances, to waive, on behalf of all of the Holders of Securities, certain past defaults under the Indenture and their consequences. Any such waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and other Securities issued upon the registration of transfer hereof or in exchange hereof, or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.
10. DEFAULTS AND REMEDIES
     The Indenture sets forth events that constitute an Event of Default under the Indenture. If an Event of Default shall occur and be continuing, there may be declared due and payable the principal amount (together with accrued and unpaid interest) on the Securities in the manner and with the effect provided in the Indenture. If certain bankruptcy or insolvency events occur and continue with respect to the Company or a Significant Subsidiary, the Securities shall automatically become due and payable in accordance with the terms of the Indenture.
11. CONSOLIDATION, MERGER, AND SALE OF ASSETS
     In the event of a consolidation or merger of the Company or a sale, lease or conveyance of all or substantially all of the assets of the Company as described in Article 6 of the Indenture, the successor entity to the Company shall succeed to and be substituted for the Company and may exercise the rights and powers of the Company under the Indenture, and thereafter, except in the case of a lease, the Company shall be relieved of all obligations and covenants under the Indenture and the Securities.
12. TRUSTEE AND AGENT DEALINGS WITH THE COMPANY
     The Trustee, Paying Agent, Conversion Agent and Registrar under the Indenture, each in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee, Paying Agent, Conversion Agent or Registrar.
13. CALCULATIONS IN RESPECT OF THE SECURITIES
     Except as otherwise specifically stated herein or in the Indenture, all calculations to be made in respect of the Securities shall be the obligation of the Company. These calculations include, but are not limited to, determinations of the Conversion Price and Conversion Rate applicable to the Securities. All calculations made by the Company or its agent as contemplated pursuant to the terms hereof and of the Indenture shall be made in good faith and, absent manifest error, shall be final and binding on the Company and the Holders. The Company shall provide a schedule of calculations to the Trustee, and the Trustee shall be entitled to rely upon the accuracy of the calculations by the Company without independent verification. The Trustee shall forward calculations made by the Company to any Holder of Securities upon request within 20 Business Days of the effective date of any adjustment.
14. GOVERNING LAW
     The Indenture and this Security shall be governed by and construed in accordance with the laws of the State of New York.

ASSIGNMENT FORM
     To assign this Security, fill in the form below:
     I or we assign and transfer this Security to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint

agent to transfer this Security on the books of the Company. The agent may substitute another to act for him or her.

Your Signature
Date:	/s/
(Sign exactly as your name appears on the
other side of this Security)

* Signature guaranteed by:
By:

*	The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

CONVERSION NOTICE
     To convert this Security into Conversion Shares of the Company, check the box:
     To convert only part of this Security, state the principal amount to be converted:
$          .
     If you want the stock certificate made out in another person’s name, fill in the form below:

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

Your Signature
Date:	/s/
(Sign exactly as your name appears on the
other side of this Security)

* Signature guaranteed by:
By:

*	The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

SCHEDULE OF EXCHANGES OF SECURITIES(1)
     The following exchanges, purchases or conversions of a part of this Global Security have been made:

Principal
Amount of this
Global Security
Following Such	Authorized	Amount of Decrease	Amount of Increase
Decrease Date of	Signatory of	in Principal Amount	in Principal Amount
Exchange (or	Securities	of this Global	of this Global
Increase)	Custodian	Security	Security

(1)	This schedule should be included only if the Security is a Global Security.

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION
OF TRANSFER OF RESTRICTED SECURITIES

Re:	11% Series A Mandatorily Convertible Senior Subordinated Notes due 2013 (the “Securities”) of ION Media Networks, Inc.
This certificate relates to $           principal amount of Securities owned in (check applicable box)
☐ book-entry or          ☐ definitive form by                                (the “Transferor”).
     The Transferor has requested a Registrar or the Trustee to exchange or register the transfer of such Securities.
In connection with such request and in respect of each such Security, the Transferor does hereby certify that the Transferor is familiar with transfer restrictions relating to the Securities as provided in Section 2.12 of the Indenture dated as of June ___, 2007 between ION Media Networks, Inc. and The Bank of New York, as trustee (the “Indenture”), and the transfer of such Security is being made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”) (check applicable box), or the transfer or exchange, as the case may be, of such Security does not require registration under the Securities Act because (check applicable box):

Such Security is being transferred pursuant to an effective registration statement under the Securities Act.

Such Security is being acquired for the Transferor’s own account, without transfer.

Such Security is being transferred to the Company or a Subsidiary (as defined in the Indenture) of the Company.

Such Security is being transferred to a person the Transferor reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A or any successor provision thereto (“Rule 144A”) under the Securities Act) that is purchasing for its own account or for the account of a “qualified institutional buyer”, in each case to whom notice has been given that the transfer is being made in reliance on such Rule 144A, and in each case in reliance on Rule 144A.

Such Security is being transferred pursuant to and in compliance with an exemption from the registration requirements under the Securities Act in accordance with Rule 144 (or any successor thereto) (“Rule 144”) under the Securities Act.

Such Security is being transferred to a non-U.S. Person in an offshore transaction in compliance with Rule 904 of
Regulation S under the Securities Act (or any successor thereto).

Such Security is being transferred pursuant to and in compliance with an exemption from the registration requirements of the

Securities Act (other than an exemption referred to above) and as a result of which such Security will, upon such transfer, cease to be a “restricted security” within the meaning of Rule 144 under the Securities Act.

     The Transferor acknowledges and agrees that, if the transferee will hold any such Securities in the form of beneficial interests in a Global Security which is a “restricted security” within the meaning of Rule 144 under the Securities Act, then such transfer can only be made pursuant to (i) Rule 144A under the Securities Act and such transferee must be a “qualified institutional buyer” (as defined in Rule 144A) or (ii) Regulation S under the Securities Act.

Date:	/s/
(Insert Name of Transferor)